Exhibit 4.38

投 資 契 約 書

ウィズ・ヘルスケア日本2.0投資事業有限責任組合(以下「**投資者**」という。)の無限責任組合員である株式会社ウィズ・パートナーズ(以下「**甲**」という。なお、甲は投資者のために本契約を締結するものとし、本契約に定める甲の権利及び義務はこれを前提に解釈・理解されるものとする。)及び株式会社 FRONTEO(以下「**乙**」という。)は、投資者による乙の発行する有価証券の取得及び乙の経営等に関し、平成28年11月14日(以下「**本締結日**」という。)付で、以下のとおり投資契約(以下「**本契約**」という。)に署名し、これを締結する。

第1条 (定義)

本契約において、以下に記載される各用語は、それぞれ対応する右欄に記載された条項にて定義される。

定義された用語	定義されている条項
実行日	第2条
本発行要項	第2条
本有価証券	第2条
本件投資	第2条
ヘルスケア事業	第3条第1項
乙等	第6条第1項第5号
事業状況等	第6条第1項第5号
本貸株	第6条第1項第6号
乙クロージング書類	第7条第2項
甲クロージング書類	第8条第2項
ロックアップ期間	第9条第2項
協議期間	第9条第2項
重要事実	第9条第3項
重要情報取得通知	第9条第3項
繰上償還請求事由	第10条
本取得株式	第12条第2項
譲渡希望通知	第12条第2項
大量保有報告書	第12条第2項
変更報告書	第12条第2項
新社債	第12条第4項
法的倒産手続	第14条第1項第2号
損害等	第15条第1項
補償権利者	第15条第1項
秘密情報	第16条第1項

第2条 (本有価証券の発行)

乙は、本契約に定める条件に従い、第6条第2項各号に掲げる全ての前提条件が充足されていることを条件として、平成28年12月1日(以下「**実行日**」という。)付で、**別紙2**にその要項(以下「**本発行要項**」という。)を記載する新株予約権付社債(以下「**本有価証券**」という。)を発行し、投資者に対してその全てを割当て、甲は、本契約に定める条件に従い、第

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6条第1項各号に掲げる全ての前提条件が充足されていることを条件として、投資者をして本有価証券全ての引受け(以下「**本件投資**」という。)を行わせる。また、甲は、本契約に定める条件に従い、実行日において、投資者をして、本有価証券の払込金額の総額を、乙が別途指定する銀行口座に振込送金する方法により支払わせる。この場合、支払に要する費用は投資者の負担とする。

第3条 (前提事項)

甲及び乙は、本契約を締結するにあたり、以下の事項を相互に確認する。

1. 本件投資は、乙が独自に開発した人工知能「KIBIT」をヘルスケア分野で活用することを事業の柱とする乙の「ヘルスケア事業」(以下「**ヘルスケア事業**」という。)を拡大・推進する目的で行われる。
2. 投資者は、投資事業有限責任組合契約に関する法律(平成10年法律第90号、その後の改正を含む。)に基づき設立される投資事業有限責任組合であり、その投資手法は、乙の事業を支援し、これに一定の関与をすることにより乙の企業価値向上(バリュー・アップ)を図ることを主とするものであることを理解した上で、投資者による本件投資に同意し、本契約を締結する。
3. 乙は今後、独自に開発した人工知能「KIBIT」をヘルスケア分野において活用するヘルスケア事業の拡大を表明しており、がん領域における最適な診断方法及び治療方法の開発及び提案、新薬の効率的な開発支援などへ応用した商品及びサービスの提供を通じて社会への貢献を目指した事業を行う予定であり、他方、甲は、独創的な科学上の発見や技術革新をもとに医薬品等の開発を進める企業への投資を事業とする投資者を設立し、乙の事業の将来性及び事業が成功した場合における社会的な貢献度を評価して乙に対する投資及び事業支援を決定したものである。甲及び乙は、それぞれ相互の事業、目的を理解し、両当事者の事業の発展の実現に相互に協力して貢献することを誓い、本契約を締結する。

第4条 (資金使途)

1. 乙は、本件投資による調達額(本有価証券の払込金額)の全てを乙のヘルスケア事業に関連する所用資金及び本有価証券の発行諸費用に充当するものとし、甲の事前の書面による同意を得た場合を除き、それ以外の目的及び事業に流用しないものとする。
2. 前項に定める乙の義務の履行を確認するために必要な限度で、乙は、甲の要求に応じて、甲に対し、乙の通常の営業時間内において、乙の従業員等の立会いの下、乙による通常の営業を妨げない態様にて、ヘルスケア事業に関連する乙の帳簿、書類及び記録を閲覧･謄写させ、その事務所その他の設備及び財産を検分させるものとする。

第5条 (表明及び保証)

1. 甲は、乙に対して、本締結日及び実行日において、**別紙 5.1** 記載の事項が真実かつ正確であることを表明し、保証する。
2. 乙は、甲に対して、本締結日及び実行日において(但し、**別紙 5.2** において特に時期が

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定められている場合には、当該時点において)、**別紙5.2**記載の事項が真実かつ正確であることを表明し、保証する。

3. 甲及び乙は、前二項に基づき自らが表明及び保証した事項について、真実若しくは正確でないことが判明した場合又はそのおそれがあることを知った場合には、速やかに、他の当事者に対して書面にてその旨を通知し、当該当事者の請求に応じてその詳細を報告する。但し、甲及び乙は、かかる通知及び報告によって、当該表明及び保証の効力が影響を受けることはなく、また、その違反が治癒されるものではないことを異議なく確認する。

第6条 (前提条件)

1. 甲は、実行日において、以下の各号に掲げる全ての前提条件が充足されていることを条件として、投資者をして本有価証券の引受け及び払込みを実行させるものとする。但し、甲は、以下の各号の前提条件の全部又は一部が充足されていない場合においても、その任意の裁量により、投資者をして本有価証券の引受け及び払込みの義務の履行を選択させることができる(但し、第(4)号が充足されなかった場合には、本有価証券の引受け及び払込みの義務を履行させてはならないものとする。)。なお、甲による未充足の前提条件の放棄があっても、乙は、当該条件が充足されなかったことに伴い生じる本契約上の義務や責任(表明及び保証の違反に基づく補償責任を含む。)を免れるものではない。

(1) 第5条第2項に定める乙の表明保証が、その重要な点において真実かつ正確であること。

(2) 乙による本契約の重大な違反がないこと。

(3) 乙クロージング書類(第7条第2項に定義される。)が全て甲に交付されていること。

(4) 本有価証券の発行のために乙において管轄財務局に対して提出された有価証券届出書による届出の効力が発生していること。

(5) 本契約に別途明示的な定めがある場合を除き、実行日までの間に、乙及びFRONTEO USA, Inc. (以下「**乙等**」という。)の研究開発、事業、業務、人事、財政状態、経営成績、信用状況、損益の状況等(以下「**事業状況等**」という。)に重大な悪影響を与える変更が生じておらず、また、かかる重大な悪影響を与える変更を及ぼすことが合理的に予見される事態が発生していないこと。なお、重大な悪影響を与える変更には、(i)実行日までの間に、1件につき乙等に30百万円以上の損失又は支出を被らせるもの又は被らせることが合理的に予測できるもの、及び(ii)株式会社東京証券取引所の有価証券上場規程に基づき、重要な事項であって投資者の投資判断に著しい影響を及ぼすものとして開示が求められる事実に基づく悪影響を含むが、これらに限られない。但し、甲に開示した平成29年3月期の乙の事業計画に則って行われる活動によるもの及び乙が本契約の義務を履行するために合理的に必要なものを除く。

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(6) 乙の代表取締役社長守本正宏が保有する乙の普通株式（上限1,000,000株）につき、甲が合理的に満足する形で、投資者へ貸株（以下「**本貸株**」という。）されていること。

2. 乙は、実行日において、以下の各号に掲げる全ての前提条件が充足されていることを条件として、本有価証券の発行及び割当てを実行するものとする。但し、乙は、以下の各項の前提条件の全部又は一部が充足されていない場合においても、その任意の裁量により、本有価証券の発行及び割当てを実行する義務の履行を選択することができる(但し、第(4)号が充足されなかった場合には、本有価証券の発行及び割当てを実行する義務を履行してはならないものとする。)。なお、乙による未充足の前提条件の放棄があっても、甲は、当該条件が充足されなかったことに伴い生じる本契約上の義務や責任(表明及び保証の違反に基づく補償責任を含む。)を免れるものではない。

(1) 第5条第1項に定める甲の表明保証が、その重要な点において真実かつ正確であること。

(2) 甲による本契約の重大な違反がないこと。

(3) 甲クロージング書類(第8条第2項に定義される。)が全て乙に交付されていること。

(4) 本有価証券の発行のために乙において管轄財務局に対して提出された有価証券届出書による届出の効力が発生していること。

(5) 本有価証券の発行と引き換えに、本件投資に係る社債の金額が払い込まれることが合理的に確実であること。

第7条 (実行日前の乙の誓約)

1. 乙は、甲に対して、以下の各号に掲げる事項を誓約する。

(1) 実行日(同日を含む。以下同じ。)までの間、善良な管理者の注意をもって乙等の事業運営を行い、本契約に別途明示的な定めがある場合を除き、甲の事前の書面による同意のない限り(但し、当該同意は不合理に拒絶又は差し控えられないものとする。)、実行日以前に**別紙7.1**に列挙する行為を行わないこと。

(2) 実行日までの間、甲が乙等の事業状況等について必要な情報の提供を求めた場合には、甲に対して合理的な範囲で適時に当該情報を提供すること。

2. 乙は、実行日までに、以下に掲げる書類(以下「**乙クロージング書類**」という。)を甲に交付する。

(1) 本契約の締結を承認する旨の乙の取締役会の議事録の謄本(原本証明付き写し)

(2) 本有価証券の発行及び割当てを承認する旨の取締役会の議事録の謄本(原本証明付き写し)

(3) 乙が雇用した第三者による本有価証券の評価に関する報告書

(4) 本貸株を実行するに際して証券会社へ交付した指図書の写し

第8条 (実行日前の甲の誓約)

1. 甲は、実行日までに、第6条第1項に掲げる全ての条件が充足されていることを条件

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として、本件投資を実行することを議案とする投資者の投資委員会を開催し、承認する。

2. 甲は、実行日までに、以下に掲げる書類(以下「**甲クロージング書類**」という。)を乙に交付する。
   (1) 本契約の締結を承認する旨の甲の投資委員会の議事録の謄本(原本証明付き写し)
   (2) 本件投資の実行を承認する旨の甲の投資委員会の議事録の謄本(原本証明付き写し)
   (3) 投資者の組合契約書の謄本(原本証明付き写し)
   (4) 投資者の投資事業有限責任組合の履歴事項全部証明書
3. 甲は、本締結日から実行日までの間、乙が甲及び投資者の事業状況等について必要な情報の提供を求めた場合には、乙に対して合理的な範囲で適時に当該情報を提供する。

第9条 (実行日後の誓約)

1. 乙は、実行日前までに平成29年3月期を含む期間を対象とする中期事業計画及び年次予算を決定していた場合で、甲乙協議の結果、前記中期事業計画及び年次予算が本締結日に提出する有価証券届出書記載の内容にそぐわないと判断された場合、本件投資の実行を条件として、実行日以降実務上可能な限り速やかに、取締役会を開催して当該中期事業計画及び年次予算の内容につき再度審査及び協議し、かかる有価証券届出書記載の内容に則し、必要に応じて、合理的な範囲内でその追認又は変更を行う。
2. 乙は、本締結日以降、実行日から90日以内で投資者が本有価証券の全部若しくは乙の普通株式の全部若しくは一部を保有している間（以下「**ロックアップ期間**」という。）は、甲の書面による事前承認なしに株式(種類を問わない。)又は新株予約権(目的である株式の種類を問わず、社債に付されたものを含む。)の発行は行わない。また、乙は、本締結日以降、実行日から3年間又は投資者が本有価証券の全部若しくは乙の普通株式の全部若しくは一部を保有している間のいずれか短い期間の経過する日までの期間（但し、ロックアップ期間を除き、以下「**協議期間**」という。）において、以下の各号のいずれかに該当する場合で、株式(種類を問わない。)又は新株予約権(目的である株式の種類を問わず、社債に付されたものを含む。)の発行を決定しようとする場合には、事前に、甲との間で甲が満足する形で協議を行わなければならないものとする。但し、協議期間において、①乙とライセンス、共同開発その他の提携契約を締結する会社が乙に対し投資を希望する場合、②甲が本発行要項第16項(3)の規定に基づき投資者が保有する本有価証券の全部の繰上償還を請求した場合、③乙が本発行要項第16項(2)の規定に基づき投資者が保有する本有価証券の全部の繰上償還を請求した場合、④その他甲乙が合意した場合はこの限りではない。
   (1) 甲が乙に対し追加の投資を提案しそれを撤回していない場合に、甲が乙に対し提案する追加投資の条件よりも他社にとって有利な条件で投資を行う提案が他社からあるとき。

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(2) 行使価額修正条項付の新株予約権付社債券又は行使価額修正条項付の新株予約権を発行するとき。

3. 甲は、投資者が本有価証券を保有している間、乙の未公表の重要事実(金融商品取引法第166条第2項に定める「**重要事実**」をいう。以下同じ。)又は重要事実に該当するおそれのある情報を取得した場合には、甲はかかる情報及びその受領日につき乙に対し書面により通知(以下「**重要情報取得通知**」という。)することができ、乙は重要情報取得通知を受領した後5営業日以内に(i)かかる情報が重要事実に該当しない旨を甲に対し書面をもって説明する、(ii)かかる情報の取扱いにつき甲と協議する、又は(iii)かかる情報を公表する、のいずれかを行うものとする。

4. 乙は、実行日後、乙の事業に重大な悪影響を与える乙及びその役職員による法令違反が発生しないよう乙の法令順守体制を構築し、運用する義務を負う。なお、乙の事業に重大な悪影響を与える乙及びその役職員による法令違反が発生し、かつかかる違反が乙の法令順守体制の不備に起因する場合は、かかる義務の不履行とする。

第10条 (繰上償還)

甲及び乙は、本発行要項の条件に加え、本有価証券の繰上償還に関する以下の事項につき確認する。

甲及び投資者は、本発行要項第16項(3)の規定にかかわらず、本実行日以降、平成30年11月30日まで(当日を含む。)の間は、(i)以下の細目(1)乃至細目(4)のいずれかの事項が決定又は承認された場合、又は(ii)以下の細目(5)乃至(6)の事項があった場合(以下(i)及び(ii)を総称して「**繰上償還請求事由**」という。)に限って、乙に対し本発行要項第16項(3)に記載の償還金額で、本有価証券の繰上償還の請求を行うことができるものとする。

(1) 乙等の組織再編行為(乙等が消滅会社となる合併、又は乙等が他の会社の完全子会社となる株式交換若しくは株式移転、又は吸収分割若しくは新設分割を意味する。)

(2) 乙等の事業の全部若しくは重要な一部の譲渡又は譲受け

(3) 乙等の解散又は破産手続開始、会社更生手続開始、民事再生手続開始、特別清算開始その他の倒産手続開始の申立てがなされた場合。ただし、かかる申立てが14日以内に取り下げられ、または裁判所に却下された場合には、この限りでない。

(4) 乙の普通株式の株式会社東京証券取引所における上場廃止又はその決定

(5) 乙等が本新株予約権付社債を除く自らの借入金債務について期限の利益を喪失した場合、又は乙等以外の第三者の社債若しくはその他の借入金債務に対して乙等が行った保証債務について履行義務が発生したにもかかわらず、その履行をすることができない場合。ただし、当該債務の合計額(邦貨換算後)が1億円を超えない場合はこの限りではない。

(6) 乙による本契約の違反について、甲から是正を求める通告があり、2週間以内に違反状態が改善されない場合

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なお、疑義を避けるために付言すると、）甲及び投資者による**別紙2**記載の本有価証券の発行要項第16項(3)の権利行使にあたっては、本項に定める繰上償還請求事由のいずれかに該当することを条件とし、平成30年12月1日以後は**別紙2**記載の本有価証券の発行要項第16項(3)は適用されず、かかる権利行使は認められない。

第11条（議決権の行使等）

1. 甲は、投資者をして、本契約の定めに沿って、株主総会における議決権を行使させ、不合理に留保してはならない。
2. 甲は、乙の投資家向けその他広報活動に合理的な範囲で協力するよう努める。なお、甲は、甲による協力に起因又は関連して乙が被った損害、損失及び費用に対して賠償又は補償する責任を負わない(但し、甲に故意又は重過失ある場合を除く。)。

第12条 （有価証券及び株式譲渡等）

1. 投資者が本有価証券を第三者に譲渡する場合、甲は譲渡予定日より2週間前に乙と協議を行った上で、本発行要項第24項に基づいて乙の取締役会の事前承認を取得することとする。
2. 甲は、投資者が本有価証券に付された新株予約権を行使することによって取得した乙の普通株式(以下「**本取得株式**」という。)を取引所金融商品市場内取引(金融商品取引法第2条第17項に定める取引所金融商品市場における取引いう。以下同じ。)によらない取引で譲渡しようとする場合には、投資者をして、譲渡予定日の3営業日前までに、譲受人の名称、譲渡株式数、譲渡予定日及び譲渡予定価額を明示した書面により乙に通知(以下「**譲渡希望通知**」という。)する。この場合において、①その時点における乙の発行済み株式総数の5%を超えて同一の第三者に対して本取得株式を譲渡、売却又は担保に供するとき、又は②譲渡希望通知の日以前に乙の普通株式について大量保有報告書(金融商品取引法第27条の23第1項に定める「**大量保有報告書**」をいう。以下同じ。)又はその変更報告書(第27条の25第1項に定める「**変更報告書**」をいう。以下同じ。)を提出している第三者に対して本取得株式を譲渡、売却又は担保に供するときは、甲は事前に乙と協議を行わなければならない。甲が本取得株式を取引所金融商品市場内取引によって第三者に譲渡する場合は、かかる取引後3営業日以内に甲は乙にかかる取引の内容につき通知するものとする。
3. 甲は、その裁量により、投資者をして、前項の譲渡希望通知に記載した譲渡を実行しないことができるものとする。
4. 投資者が、実行日以降、本有価証券を保有していることを条件として、乙は、投資者、又は甲が無限責任組合員若しくはこれと同等の地位を有している投資事業有限責任組合その他ファンドに対し、その申し入れの時点で残存している本有価証券と同額の乙により新規発行される転換社債型新株予約権付社債（以下「**新社債**」という。）に係る投資の検討を要請することができ、甲は、乙から新社債の割当に係る協議の申し入れがあった場合には、乙との協議に誠実に応じるものとする。新社債の発行条件は、転換価額を除き、本有価証券と実質的に同条件になるものとし、転換価額については

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新社債の発行を決定する際における乙の普通株式の時価を勘案しながら合理的に決定されるものとする。乙による本項の申入れは、乙の事業計画の重要な変更発表、乙の業績予想の修正発表等の後に行われる可能性があるが、これらに限らず乙は当該申入れを行うことができる。

第13条（契約期間）

1. 本契約は、本締結日から効力を生じる。但し、第2条については、第6条第1項第(4)号に定める有価証券届出書の効力発生を以て有効となるものとする。
2. 本契約は、第14条により終了又は解除されない限り、効力を継続する。

第14条（本契約の終了）

1. 次の各号に掲げる事由のいずれかが生じた場合は、本契約は自動的に終了する。
   (1) 本有価証券の発行が実行されないことが確定した場合。
   (2) 甲又は乙について、破産手続、会社更生手続、民事再生手続、特別清算その他これらに類する法的倒産手続（以下「**法的倒産手続**」という。）の開始の決定があった場合。
   (3) 解散の結果、甲又は乙の法人格が消滅した場合。ただし、新設合併若しくは吸収合併の場合で、本有価証券に関する義務が新会社若しくは存続会社へ承継される場合を除く。
   (4) 投資者が解散した場合。
   (5) 甲及び乙が本契約を終了させる旨の書面による合意をした場合。
   (6) 甲又は投資者が、実行日以降本有価証券及び本取得株式を保有しなくなった場合（なお、甲が、法令又は第三者との契約により、乙の株式の議決権の行使に関する実質的かつ最終的な意思決定をすることが可能である場合には、本有価証券を保有しているものとみなす。）。
2. 甲及び乙は、相手方が本契約に基づき履行又は遵守すべき義務に違反した場合において、当該違反を治癒する旨の催告後1ヵ月以内に当該違反が治癒されないときは、相手方に対して書面をもって通知することにより、本契約を解除することができる。
3. 本契約が本条に基づき解除又は終了した場合であっても、本条乃至第17条、第18条、第19条及び第22条の規定は引き続き効力を有する。

第15条（補償）

1. 甲及び乙は、自己に関する次の各号に掲げる事由のいずれかに起因又は関連して、相手方に損害、損失及び費用（合理的な範囲の弁護士費用を含むが、いずれも相当因果関係の認められる範囲のものに限る。）（以下「**損害等**」という。）を被らせたときは、当該相手方（本条において以下「**補償権利者**」という。）に対し、直ちにその損害等の全てを賠償又は補償する責任を負う。なお、本項に定める損害等が投資者に生じた場合には、甲は投資者のために本条に基づく補償を請求することができる。
   (1) 本契約に基づく表明及び保証が真実かつ正確でなかった場合。

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(2) 本契約に基づく表明及び保証に重要な事項が含まれなかったことにつき、当該表明者の故意又は重過失があった場合。

(3) 本契約に基づいて履行又は遵守すべき義務に違反した場合。

2. 甲及び乙は、(i)甲が乙のデュー・ディリジェンスを行ったこと、又は(ii)甲又は投資者が、乙が第5条第2項において表明し保証した内容が真実かつ正確でないことを知り若しくは知り得たことをもって、乙の本条第1項第1号に基づく甲に対する賠償又は補償責任の全部又は一部が制限又は免責されるものではないことを確認し、合意する。

3. 甲及び乙は、甲が第5条第1項において表明し保証した内容が真実かつ正確でないことを乙が知り若しくは知り得たことをもって、甲の本条第1項第1号に基づく乙に対する賠償又は補償責任の全部又は一部が制限又は免責されるものではないことを確認し、合意する。

第16条（秘密保持）

1. 甲及び乙は、本契約の存在、経緯及び内容、本契約に関連する協議、交渉及び合意の存在、並びに本契約の協議、交渉及び履行に関連して知得した甲又は乙等に関する情報(乙等の技術上、営業上その他の業務上の情報を含む。以下「**秘密情報**」という。)について、厳にその秘密を保持するものとし、相手方の事前の書面による承諾がない限り、これを第三者(本契約の当事者を除く。)に開示、漏洩又は示唆してはならず、本契約に基づく権利の行使若しくは義務の履行又は乙の運営のためにのみこれを使用するものとする。但し、次の各号に掲げる情報は、秘密情報には該当しないものとする。

(1) 当該情報の知得時点で公知であるか、又はその後に自己の責に帰すべき事由によらず公知となった情報。

(2) 当該情報の知得後に、相手方に対して秘密保持義務を負っていない第三者から入手した情報。

(3) 相手方から開示を受け、又は知得した情報によらず、独自に取得した情報。

(4) 相手方から開示を受け、又は知得する前から既に正当に保有し、かつ相手方に対する秘密保持義務を負っていなかった情報。

2. 前項の規定は、次の各号に掲げる場合には適用されない。

(1) 本契約に関連して甲、乙又は投資者が起用する弁護士、公認会計士及び税理士等の法律上の守秘義務を負う者に対して、必要な範囲で開示する場合。

(2) 本契約に関連して、甲、甲の子会社、乙、乙の子会社若しくは投資者の役員、従業員、取引金融機関若しくはコンサルタント又は本締結日時点において、当事者の一方が相手方より開示に先立ち別途書面による承諾を取得している開示先に対して、必要な範囲で開示する場合(但し、情報受領者に対して前項と同様の義務を負わせるものとし、当該情報受領者による当該義務違反に対する責任を負うことを条件とする。)。

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(3) 法令又は取引所の規則若しくは官公署の命令により、必要な範囲で開示する場合。

第17条（公表）
甲及び乙は、相手方の事前の同意なく(但し、当該同意は不合理に拒絶又は差し控えられないものとする。)、本契約の締結、履行、不履行及び終了につき対外的に公表しないものとし、その内容、時期及び方法については、両者間で別途協議の上、決定するものとする。但し、法令又は取引所の規則により公表が要求される場合において、両者間の協議が適時に整わない場合を除く。

第18条（通知）
本契約に基づいてなすべき全ての通知は、以下の宛先又は当該当事者から本条に基づき通知されたその他の宛先に、配達証明郵便若しくはファクシミリにより送付され又は手交された場合に限り、その効力を生じるものとする。ただし、ファクシミリによる場合は、送信後に電話連絡することを条件とする。かかる通知は、ファクシミリによる場合には送付し、かつ電話連絡した日に、また配達証明郵便による場合には相手方に手交された日（但し、送付から3営業日以内に相手方による受領がなされない場合、送付から3営業日の経過をもって相手方に届けられたとみなされる。）に、それぞれ到達したものとみなす。

甲: 住所: 東京都港区愛宕二丁目5番1号
愛宕グリーンヒルズMORIタワー36階
電話番号: 03-6430-6773
fax番号: 03-6430-6774
宛先: ウィズ・ヘルスケア日本2.0投資事業有限責任組合
無限責任組合員　株式会社ウィズ・パートナーズ　管理部

乙: 住所: 東京都港区港南二丁目12番23号
電話番号: 03-5463-6344
fax番号: 03-5463-6345
宛先: 株式会社FRONTEO　管理本部

第19条（費用負担）
本契約に別段の定めのある場合を除き、本契約の各当事者は、本契約の交渉、締結及び履行に関連して各自に生じた全ての費用(弁護士、公認会計士、税理士その他のアドバイザーの費用を含む。)を各自負担するものとする。

第20条（譲渡）
甲及び乙は、相手方の事前の書面による承諾がない限り、本契約又は本契約に基づく権利若しくは義務の全部又は一部を、他の第三者に対し、譲渡、担保設定その他の方法により処分してはならず、また、承継させてはならない。

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第21条（完全合意）

本契約は、本件投資及びその後の乙の経営等に関する甲及び乙の完全な合意を構成するものであり、本契約締結前になされた書面又は口頭による一切の合意、表明、誓約等を失効させ、これらに取って代わるものとする。

第22条（準拠法及び管轄）

1. 本契約は、日本法を準拠法とし、同法に従って解釈されるものとする。
2. 本契約に関連して生じた一切の紛争については、東京地方裁判所を第一審の専属的合意管轄裁判所とする。

第23条（誠実協議）

本契約に定めのない事項又は本契約の解釈に関する事項につき疑義が生じた場合は、各当事者は、相互に誠実に協議して解決に努めるものとする。

（以下余白）

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本契約締結の証として本書正本2通を作成し、各当事者が記名押印の上、甲乙各1通を保有する。

平成28年11月14日

甲：東京都港区愛宕二丁目5番1号
株式会社ウィズ・パートナーズ
代表取締役CEO　安東　俊夫

投資者の無限責任組合員としての
甲：東京都港区愛宕二丁目5番1号
株式会社ウィズ・パートナーズ
代表取締役CEO　安東　俊夫

乙：東京都港区港南二丁目12番23号
株式会社FRONTEO
代表取締役社長　守本　正宏

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別紙2

株式会社FRONTEO第2回無担保転換社債型新株予約権付社債
発行要項

本要項は、株式会社FRONTEO(以下「**当社**」という。)が平成28年11月14日に開催した取締役会の決議により平成28年12月1日に発行する株式会社FRONTEO第2回無担保転換社債型新株予約権付社債にこれを適用する。

1.	募集社債の名称	株式会社FRONTEO第2回無担保転換社債型新株予約権付社債(以下「**本新株予約権付社債**」といい、そのうち社債のみを「**本社債**」、新株予約権のみを「**本新株予約権**」という。)
2.	募集社債の総額	金25億円(額面総額25億円)
3.	各募集社債の金額	金62,500,000円の1種
4.	各募集社債の払込金額	金62,500,000円(額面100円につき金100円)
5.	各新株予約権の払込金額	本新株予約権と引換えに金銭の払込みは要しない。
6.	新株予約権付社債の券面	本新株予約権付社債券は発行しない。 なお、本新株予約権付社債は会社法第254条第2項本文及び第3項本文の定めにより本社債又は本新株予約権のうち一方のみを譲渡することはできない。
7.	利率	本社債には利息を付さない。
8.	申込期日	平成28年12月1日
9.	申込取扱場所	株式会社FRONTEO　管理本部
10.	本社債の払込期日	平成28年12月1日
11.	本新株予約権の割当日	平成28年12月1日

12. 募集の方法
第三者割当の方法により、本新株予約権付社債の全部をウィズ・ヘルスケア日本2.0投資事業有限責任組合に割り当てる。

13. 物上担保・保証の有無
本新株予約権付社債には物上担保及び保証は付されておらず、また本新株予約権付社債のために特に留保されている資産はない。

14. 社債管理者の不設置
本新株予約権付社債は、会社法第702条ただし書及び会社法施行規則第169条の要件を充たすものであり、社債管理者は設置されない。

15. 財務上の特約
(1) 担保提供制限
当社は、本社債の未償還残高が存する限り、本新株予約権付社債発行後に当社が今後国内で発行する他の転換社債型新株予約権付社債(会社法第2条第22号に定められた新株予約権付社債であって、会社法第236条第1項第3号の規定に基づき、新株予約権の行使に際して、当該新株予約権に係る社債を出資の目的とすることが新株予約権の内容とされたものをいう。)に担保付社債信託法に基づき担保権を設定する場合には、本新株予約権付社債のためにも同法に基づき同順位の担保権を設定する。当社が、本新株予約権付社債のために担保権を設定する場合には、当社は、直ちに登記その他必要な手続を完了し、かつ、その旨を担保付社債信託法第41条第4項の規定に準じて公告する。

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(2)　その他の条項
本新株予約権付社債には担付切換条項等その他一切の財務上の特約は付されていない。

16.　償還の方法

(1)　本社債は、平成31年11月29日(以下「**償還期限**」という。)にその総額を額面100円につき金100円で償還する。

(2)　当社は、平成28年12月2日以降、平成31年11月28日までの期間、その選択により、本新株予約権付社債の社債権者(以下「**本社債権者**」という。)に対して、償還すべき日(償還期限より前の日とする。)の1ヶ月以上前に事前通知を行った上で、当該繰上償還日に、以下に記載の割合を残存する本新株予約権付社債の全部又は一部の額面金額に乗じた金額で繰上償還することができる。

①　平成29年1月4日から平成29年11月30日までの期間：　100.5%
②　平成29年12月1日から平成30年11月30日までの期間：　101.0%
③　平成30年12月1日から平成31年11月28日までの期間：　101.5%

(3)　本社債権者は、本新株予約権付社債の発行後、その選択により、当社に対して、償還すべき日(償還期限より前の日とする。)の15営業日前までに事前通知を行った上で、当該繰上償還日に、その保有する本新株予約権付社債の全部又は一部を額面金額に110.0%の割合を乗じた金額で繰上償還することを、当社に対して請求する権利を有する。

(4)　本項に基づき本新株予約権付社債を償還すべき日が銀行休業日に当たるときは、その前銀行営業日にこれを繰り上げる。

17.　期限の利益喪失に関する特約
当社は、次の各場合は、本社債について期限の利益を喪失する。当社は、本社債について期限の利益を喪失した場合、本社債権者に対し直ちにその旨を公告する。

(1)　当社が、いずれかの本社債につき、本要項第15項第(1)号又は第16項の規定に違背し、30日以内にその履行をすることができないとき。

(2)　当社が本社債以外の社債について期限の利益を喪失し、又は期限が到来してもその弁済をすることができないとき。

(3)　当社が社債を除く自らの借入金債務について期限の利益を喪失したとき、又は当社以外の社債若しくはその他の借入金債務に対して当社が行った保証債務について履行義務が発生したにもかかわらず、その履行をすることができないとき。ただし、当該債務の合計額(邦貨換算後)が1億円を超えない場合はこの限りではない。

(4)　当社が、破産手続開始、民事再生手続開始、会社更生手続開始若しくは特別清算開始の申立てをし、又は取締役会において解散(新設合併若しくは吸収合併の場合で、本新株予約権付社債に関する義務が新設会社若しくは存続会社へ承継される場合を除く。)の決議を行ったとき。

(5)　当社が、破産手続開始決定、民事再生手続開始決定若しくは会社更生手続開始決定又は特別清算開始の命令を受けたとき。

(6)　当社の事業経営に不可欠な資産に対し強制執行、仮差押若しくは仮処分がなされたとき、競売(公売を含む。)の申立てがあったとき若しくは滞納処分としての差押えがあったとき、又はその他の事由により当社の信用を著しく害する事実が生じたとき。

18.　本社債に付する新株予約権の数
各本社債に付する本新株予約権の数は1個とし、合計40個の本新株予約権を発行する。

19.　本新株予約権の内容

(1)　本新株予約権の目的となる株式の種類及び数の算定方法
本新株予約権の目的となる株式の種類は当社普通株式とし、本新株予約権の行使請求により当社が当社普通株式を新たに発行し又はこれに代えて当社の保有する当社普通株式を処分(当社普通株式の発行又は処分を以下「**交付**」という。)する数は、

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行使請求に係る本新株予約権に係る本社債の払込金額の総額を本項第(3)号記載の転換価額(ただし、本項第(4)号乃至第(8)号の定めるところに従い調整された場合は調整後の転換価額)で除して得られる最大整数とする。ただし、行使により生じる1株未満の端数は切り捨て、現金による調整は行わない。

(2) 本新株予約権の行使に際して出資される財産の内容及びその価額
本新株予約権の行使に際して出資される財産は、当該本新株予約権に係る本社債とし、当該社債の価額はその払込金額と同額とする。

(3) 転換価額
本新株予約権の行使により交付する当社普通株式の数を算定するに当たり用いられる1株当たりの額(以下「**転換価額**」という。)は、【813】円とする。

(4) 転換価額の調整
当社は、当社が本新株予約権付社債の発行後、本項第(5)号に掲げる各事由により当社の発行済普通株式数に変更を生じる場合又は変更を生ずる可能性がある場合は、次に定める算式(以下「**転換価額調整式**」という。)をもって転換価額を調整する。

$$\text{調整後転換価額} = \text{調整前転換価額} \times \frac{\text{既発行株式数} + \dfrac{\text{交付株式数} \times \text{1株当たりの払込金額}}{\text{時価}}}{\text{既発行株式数} + \text{交付株式数}}$$

(5) 転換価額調整式により転換価額の調整を行う場合及びその調整後の転換価額の適用時期については、次に定めるところによる。

① 本項第(7)号②に定める時価を下回る払込金額をもって当社普通株式を新たに発行し、又は当社の保有する当社普通株式を処分する場合(ただし、当社の発行した取得条項付株式、取得請求権付株式若しくは取得条項付新株予約権(新株予約権付社債に付されたものを含む。)の取得と引換えに交付する場合又は当社普通株式の交付を請求できる新株予約権(新株予約権付社債に付されたものを含む。)その他の証券若しくは権利の転換、交換又は行使による場合を除く。)
調整後の転換価額は、払込期日(募集に際して払込期間が設けられたときは当該払込期間の最終日とする。以下同じ。)の翌日以降又はかかる発行若しくは処分につき株主に割当てを受ける権利を与えるための基準日がある場合はその日の翌日以降これを適用する。

② 当社普通株式の株式分割又は当社普通株式の無償割当てにより当社普通株式を発行する場合
調整後の転換価額は、株式分割のための基準日の翌日以降、当社普通株式の無償割当ての効力発生日の翌日以降、これを適用する。ただし、当社普通株式の無償割当てについて、当社普通株式の株主に割当てを受ける権利を与えるための基準日がある場合は、その日の翌日以降これを適用する。

③ 本項第(7)号②に定める時価を下回る払込金額をもって当社普通株式の交付と引換えに当社に取得され若しくは取得を請求できる証券又は当社普通株式の交付を請求できる新株予約権若しくは新株予約権付社債を発行(無償割当ての場合を含む。)する場合
調整後の転換価額は、発行される取得請求権付株式、新株予約権(新株予約権付社債に付されたものを含む。)その他の証券又は権利(以下「**取得請求権付株式等**」という。)の全てが当初の条件で転換、交換又は行使され、当社普通株式が交付されたものとみなして転換価額調整式を適用して算出するものとし、当該取得請求権付株式等の払込期日(新株予約権が無償にて発行される場合は割当日)以降、又は無償割当てのための基準日がある場合はその日(基準日を定めない場合には効力発生日)の翌日以降これを適用する。

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上記にかかわらず、転換、交換又は行使に対して交付される当社普通株式の対価が取得請求権付株式等が発行された時点で確定していない場合は、調整後の転換価額は、当該対価の確定時点で発行されている取得請求権付株式等の全てが当該対価の確定時点の条件で転換、交換又は行使され当社普通株式が交付されたものとみなして転換価額調整式を準用して算出するものとし、当該対価が確定した日の翌日以降これを適用する。

④ 本号①乃至③の各取引において、基準日が設定され、かつ、効力の発生が当該基準日以降の株主総会、取締役会その他当社の機関の承認を条件としているときには、調整後の転換価額は、当該承認があった日の翌日以降これを適用するものとする。

この場合において、当該基準日の翌日から当該取引の承認があった日までに本新株予約権を行使した新株予約権者に対しては、次の算出方法により当社普通株式を交付する。この場合、1 株未満の端数は切り捨て、現金による調整は行わない。なお、株式の交付については本項第(17)号を準用する。

$$\text{株式数}=\frac{(\text{調整前転換価額}\ -\text{調整後転換価額})\times\begin{array}{c}\text{調整前転換価額により当該}\\\text{期間内に交付された株式数}\end{array}}{\text{調整後転換価額}}$$

(6) 転換価額調整式により算出された調整後の転換価額と調整前の転換価額との差額が 1 円未満に留まる限りは、転換価額の調整はこれを行わない。ただし、その後転換価額の調整を必要とする事由が発生し、転換価額を調整する場合には、転換価額調整式中の調整前転換価額に代えて調整前転換価額からこの差額を差し引いた額を使用する。

(7) ① 転換価額調整式の計算については、円位未満小数第 2 位まで算出し、小数第 2 位を四捨五入する。

② 転換価額調整式で使用する時価は、調整後の転換価額が初めて適用される日に先立つ 45 取引日目に始まる 30 取引日の株式会社東京証券取引所における当社普通株式の普通取引の毎日の終値の平均値(終値のない日数を除く。気配値表示を含む。)とする。この場合、平均値の計算は、円位未満小数第 2 位まで算出し、小数第 2 位を四捨五入する。

③ 転換価額調整式で使用する既発行株式数は、株主に割当てを受ける権利を与えるための基準日がある場合はその日、また、かかる基準日がない場合は、調整後の転換価額を初めて適用する日の 1 ヶ月前の日における当社の発行済普通株式数から、当該日において当社の保有する当社普通株式を控除した数とする。

(8) 本項第(5)号の転換価額の調整を必要とする場合以外にも、次に掲げる場合には、当社は、本社債権者と協議の上、その承認を得て、必要な転換価額の調整を行う。

① 株式の併合、合併、会社法第 762 条第 1 項に定められた新設分割、会社法第 757 条に定められた吸収分割、株式交換又は株式移転のために転換価額の調整を必要とするとき。

② その他当社の発行済普通株式数の変更又は変更の可能性が生じる事由の発生により転換価額の調整を必要とするとき。

③ 当社普通株式の株主に対する他の種類の株式の無償割当てのために転換価額の調整を必要とするとき。

④ 転換価額を調整すべき複数の事由が相接して発生し、一方の事由に基づく調整後の転換価額の算出に当たり使用すべき時価につき、他方の事由による影響を考慮する必要があるとき。

(9) 本項第(4)号乃至第(8)号により転換価額の調整を行うときには、当社は、あらかじめ書面によりその旨並びにその事由、調整前の転換価額、調整後の転換価額及びその適用開始日その他必要な事項を当該適用開始日の前日までに本社債権者に通知す

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る。ただし、適用開始日の前日までに上記通知を行うことができない場合には、適用開始日以降速やかにこれを行う。

(10) 本新株予約権を行使することができる期間

平成28年12月1日から平成31年11月28日までとする。ただし、①当社の選択による本新株予約権付社債の繰上償還の場合は、償還日の前営業日まで、②期限の利益の喪失の場合には、期限の利益の喪失時まで、③本社債権者の選択による本新株予約権付社債の繰上償還の場合は、償還日の前営業日までとする。上記いずれの場合も、平成31年11月29日以降に本新株予約権を行使することはできない。

(11) その他の本新株予約権の行使の条件

各本新株予約権の一部行使はできない。

(12) 本新株予約権の取得の事由及び取得の条件

取得の事由及び取得の条件は定めない。

(13) 新株予約権の行使により株式を発行する場合の株式の発行価格及び資本組入額

① 新株予約権の行使により株式を発行する場合の株式1株の発行価格

本新株予約権の行使により発行する当社普通株式1株の発行価格は、行使に係る本社債の払込金額の総額を、本項第(1)号記載の株式の数で除した額とする。

② 新株予約権の行使により株式を発行する場合における増加する資本金及び資本準備金

本新株予約権の行使により株式を発行する場合において増加する資本金の額は、会社計算規則第17条の規定に従い算出される資本金等増加限度額の2分の1の金額とし、計算の結果1円未満の端数が生じる場合はその端数を切り上げた金額とする。また、本新株予約権の行使により株式を発行する場合において増加する資本準備金の額は、当該資本金等増加限度額から増加する資本金の額を減じて得た額とする。

(14) 本新株予約権と引換えに金銭の払込みを要しないこととする理由及び転換価額の算定理由

本新株予約権は、転換社債型新株予約権付社債に付されたものであり、本社債からの分離譲渡はできず、かつ本新株予約権の行使に際して当該本新株予約権に係る本社債が出資され、本社債と本新株予約権が相互に密接に関係することを考慮し、また、本要項及び割当予定先との間で締結する予定の契約に定められた諸条件を考慮し、一般的な価格算定モデルであるモンテカルロ・シミュレーションを基礎として独立した第三者機関の評価報告書の新株予約権に関する評価結果及び本社債の利率、繰上償還、発行価額等のその他の発行条件により当社が得られる経済的価値とを勘案して、本新株予約権と引換えに金銭の払込みを要しないこととし、当初の転換価額は【813】円とした。

(15) 新株予約権の行使請求の方法

本新株予約権を行使請求しようとする本社債権者は、当社の定める行使請求書に、行使請求しようとする本新株予約権に係る本新株予約権付社債を表示し、請求の年月日等を記載してこれに記名捺印した上、本項第(10)号記載の行使期間中に、本項第(18)号記載の行使請求受付場所に提出しなければならない。

(16) 新株予約権行使の効力発生時期

行使請求の効力は、行使請求に必要な書類の全部が本項第(18)号記載の行使請求受付場所に到着した日に発生する。

(17) 株式の交付方法

当社は、本新株予約権の行使請求の効力発生後速やかに社債、株式等の振替に関する法律第130条第1項及びその他の関係法令に定めるところに従い、当社普通株式を取り扱う振替機関に対し、当該新株予約権の行使により交付される当社普通株式の新規記録情報を通知する。

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(18) 本新株予約権の行使請求受付場所
株式会社 FRONTEO　管理本部
東京都港区港南二丁目 12 番 23 号

20. 償還金支払事務取扱者(償還金支払場所)
株式会社FRONTEO管理本部
東京都港区港南二丁目12番23号

21. 本社債権者に通知する場合の公告の方法
本社債権者に対して公告する場合は、当社の定款所定の方法によりこれを公告する。ただし、法令に別段の定めがある場合を除き、公告の掲載に代えて各本社債権者に直接書面により通知する方法によることができる。

22. 社債権者集会に関する事項
(1) 本社債の社債権者集会は、当社がこれを招集するものとし、開催日の少なくとも 3 週間前に本社債の社債権者集会を開く旨及び会社法第 719 条各号所定の事項を公告する。
(2) 本社債の社債権者集会は東京都においてこれを行う。
(3) 本社債総額(償還済みの額を除く。)の 10 分の 1 以上を保有する本社債権者は、会議の目的たる事項及び招集の理由を記載した書面を当社に提出して、本社債の社債権者集会の招集を請求することができる。

23. 費用の負担
以下に定める費用は、当社の負担とする。
(1) 第 21 項に定める公告に関する費用
(2) 第 22 項に定める社債権者集会に関する費用

24. 譲渡制限
本新株予約権付社債の譲渡には当社取締役会の承認を要するものとする。

25. その他
(1) その他本新株予約権付社債の発行に関して必要な事項は当社代表取締役社長に一任する。
(2) 本新株予約権付社債の発行については、金融商品取引法に基づく届出の効力発生を条件とする。
(3) 会社法その他の法律の改正等により、本要項の規定中読替えその他の措置が必要となる場合には、当社は必要な措置を講ずる。

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別紙5.1

甲の表明及び保証

(1) 設立及び存続
甲及び投資者は、それぞれ日本法に準拠して適法かつ有効に設立又は組成され、適法かつ有効に存続している株式会社又は投資事業有限責任組合であり、本契約の締結及び履行のため(投資者にあっては、本契約において企図される取引を実行するため)に必要な権限及び能力を有している。

(2) 本契約の締結及び履行
甲による本契約の締結及び履行に関し、甲及び投資者は、それぞれ自己に適用される法令並びに裁判及び法的処分(以下「**法令等**」という。)、自己の定款その他の社内規則又は自己若しくは自己の財産を拘束する第三者との契約(口頭であると書面であるとを問わず、法的拘束力を有する全ての合意を意味し、以下「**契約等**」という。)に基づいて必要とされる一切の手続を、これらの手続を完了すべき時点までに完了している。

(3) 法令等との抵触の不存在
甲による本契約の締結及び履行は、甲若しくは投資者に適用される法令等、甲若しくは投資者の定款その他の社内規則又は甲、投資者若しくはこれらの者の財産を拘束する第三者との契約等に違反し又は抵触するものではない。

(4) 強制執行可能性
本契約は、甲により適法かつ有効に締結され、その締結により、その条項に従い、甲の適法、有効かつ法的拘束力のある義務を構成し、破産法、民事再生法、会社更生法及び債権者の権利につき一般的に適用のあるその他の類似の法令等に基づき制限される場合を除き、その各条項に従い甲に対して強制執行が可能である。

(5) 許認可等
甲による本契約の締結及び履行に関し、甲又は投資者による官公庁その他の公的機関の許認可、承諾、同意等の取得が要求されることはなく、かかる公的機関に対する甲又は投資者による届出、報告その他書類の提出を必要としない。

(6) 反社会的勢力
甲、その役職員及び甲への出資者並びに投資者及び投資者への出資者(総称して、以下「**甲等**」という。)と反社会的勢力の間には、直接又は間接を問わず何らの資金上その他の関係はなく、甲等は反社会的勢力に対して名目の如何を問わず資金提供その他一切の取引を行っておらず、かつ今後行う予定もない。また、甲は反社会的勢力に属する者又はそれらと密接な関係を有する者をその役員に選任し又は従業員として雇用しておらず、かつ今後選任又は雇用する予定もない。反社会的勢力が甲の経営に関与しておらず、かつ今後関与する予定及び関与することが合理的に予想される事実もない。

(7) 支払能力
投資者は、実行日の時点で、本有価証券の引受けの実行に必要かつ十分な支払能力を有している。

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(8)　個人情報その他の秘密情報
甲は、その業務上取得した個人情報その他の秘密情報に関し、正当な理由なく開示又は漏洩しておらず、適切な管理を行っている。

以上

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別紙 5.2

乙の表明及び保証

(1) 設立及び存続
乙は、日本法に準拠して適法かつ有効に設立され、適法かつ有効に存続している株式会社であり、本契約の締結及び履行のために必要な権限及び能力を有している。また、Evd, Inc.及び TechLaw Solutions, Inc.は、適用ある法令に基づき適法かつ有効に設立されている。

(2) 本契約の締結及び履行
乙による本契約の締結及び履行に関し、乙は、自己に適用される法令等、自己の定款その他の社内規則又は自己若しくは自己の財産を拘束する第三者との契約等に基づいて必要とされる一切の手続を、これらの手続を完了すべき時点までに完了している。

(3) 法令等との抵触の不存在
乙による本契約の締結及び履行は、乙に適用される法令等、乙の定款その他の社内規則又は乙若しくは乙の財産を拘束する第三者との契約等に違反し又は抵触するものではない。

(4) 強制執行可能性
本契約は、乙により適法かつ有効に締結され、その締結により、その条項に従い、乙の適法、有効かつ法的拘束力のある義務を構成し、破産法、民事再生法、会社更生法及び債権者の権利につき一般的に適用のあるその他の類似の法令等に基づき制限される場合を除き、その各条項に従い乙に対して強制執行が可能である。

(5) 許認可等
本有価証券の発行のために乙において管轄財務局に対して提出する有価証券届出書及び株式会社東京証券取引所の規則並びに米国法に基づく開示（もしあれば）を除き、乙による本契約の締結及び履行に関し、乙による官公庁その他の公的機関の許認可、承諾、同意等の取得が要求されることはなく、かかる公的機関に対する乙による届出、報告その他書類の提出を必要としない(但し、将来行う事業に関するものを除く。)。乙は、その事業に必要な官公庁その他の免許、許可、認可等を有効に取得保有し、又は必要な登録、届出等(測量法、及び旅行業法(昭和 27 年法律第 239 号、その後の改正を含む。)に基づくものを含むが、これらに限定されない。)(以下本条において「**本件許認可等**」という。)を有効に行っており、本件許認可等の全ては有効に存続している。本件許認可等の制限、変更又は消滅の事由となることが合理的に予測できるような乙の法令違反その他の事由は生じておらず、本件許認可等の制限、変更又は消滅に至ることが合理的に予見される行政手続きも係属していない。本契約の締結及び履行は、本件許認可等の制限、変更、取消又は無効等の事由とならない。

(6) 米国証券法
① 本有価証券について、乙は、米国向けの販売努力(米国 1933 年証券法(その後の改正を含む。以下「**米国証券法**」という。)に基づくレギュレーション S に定義するところによる。)に従事したことがなく、また、乙はレギュレーション S で定義された「外国発行体」であること。
② 本契約書日付現在、乙の本有価証券について、(i)米国証券法ルール 902(j)で定義される米国市場との実質的な利害関係(substantial US market interest)が存在しないこと、又は、(ii)募集及び販売が日本のみに向けて日本の居住者を対象

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にして行われ、かつ日本の国内法及び慣行（行為・文書作成に関連するものをいう。）に準拠していること。

(7) 関連者取引
乙等と乙等の取締役若しくは監査役が株主又は取締役若しくは監査役となる会社との間には、何らの契約関係又は債権債務関係も存在しない。

(8) 乙の株主構成等
① 本締結日において、乙の発行可能株式総数は 72,000,000 株、その種類は普通株式のみであり、そのうち発行済株式の総数は【35,904,360】株であって全て適法かつ有効に発行され、有効に存続している。
② 乙の新株予約権、新株予約権付社債その他乙の新株の発行の原因となる証券その他の権利(以下「**潜在株式**」という。)は存在せず、これらの発行又は付与に関する契約若しくは取り決め又は決議は、本契約の条項により許諾されたものを除き、存在しない。本契約の条項により許諾されたものを除き、乙に乙の発行済株式の全部又は一部の取得又は消却を要求する権利又はこれを義務づける契約等若しくは乙の決議も存在しない。

(9) 財務諸表
平成 25 年 4 月 1 日から平成 26 年 3 月 31 日まで、平成 26 年 4 月 1 日から平成 27 年 3 月 31 日まで及び平成 27 年 4 月 1 日から平成 28 年 3 月 31 日までの各事業年度並びに平成 28 年 4 月 1 日から平成 28 年 9 月 30 日までの期間にかかる乙の財務諸表(以下「**本財務諸表**」という。)は、日本で一般に公正妥当と認められる企業会計基準に従って作成されており、本財務諸表の作成の基準となった日、年度又は期間における乙の財政状況及び経営成績の状況を適正かつ正確に示している。本契約の条項により許諾されたもの、本財務諸表において開示され若しくは引き当てられているもの及び平成 28 年 3 月 31 日(以下「**基準決算日**」という。)以降にその事業の通常の過程において発生したものを除き、乙は、いかなる債務、義務又は責任(損害賠償責任(債務不履行責任か不法行為責任かを問わない。)、保証債務、租税債務、その他の簿外債務、潜在的債務及び偶発債務を含むが、これらに限られない。)も負担していない。乙が過去 3 年間において提出した有価証券届出書、その他の法令等に基づき作成又は公表した書類は、重要な点において、その記載が真実かつ正確であり、誤解を生ずるような記載はなく、かつ誤解を生じさせないために必要な事実の記載は欠けていない。

(10) 変化の不存在
基準決算日以降、本財務諸表に記載されていない乙等の資産、負債、事業、財政状態、経営成績又は将来の収益計画に重大な悪影響を及ぼし、又はそのことが合理的に予測される事象（乙等の重要な役職員に係る退職のおそれを含むがこれに限らない。）は存在せず、かつ、乙等は、重要な財産の処分又は会計基準の変更を行っておらず、通常の業務の範囲を超える債務負担その他乙等の資産、負債、事業、財政状態、経営成績若しくは将来の収益計画に重大な悪影響を及ぼしうる行為を行っていない。

(11) 資産
① 乙等は、現在行っている事業を営むために必要な重要な不動産及び動産について、抵当権、質権、譲渡担保権その他の担保権(通常の業務の過程で生じる法定担保物権を除く。)又は乙等による使用、収益若しくは処分を制限するその他の法的負担のない状態で、有効かつ対抗要件を備えた単独での完全な所有権又は賃

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借権を保有しており、当該資産は、それが使用される業務において支障なく使用することが可能であり、通常かつ慣習的に許容される損耗を除き、適切に維持及び修繕されている。

② 乙等は、乙等が現在行っている事業を営むために必要な全ての知的財産権等(未登録のものを含み、商標権、サービスマーク、特許権、著作権、営業秘密、技術、ノウハウ及び顧客情報、それらの使用又は実施に関するライセンスその他の権利並びにその他一切の無形資産を含む。以下総称して「**本知的財産権等**」という。)を有効に保有し、登録料の支払等その維持管理に必要な措置を全て適切に講じており、これらについて、質権、譲渡担保権その他の担保権その他乙等が現在行っている態様での事業の遂行が制限される負担は存在しない。また、乙等と共同開発契約の相手方との間で本知的財産権等の帰属及び権利行使について紛争又は紛争を生じることが合理的に予測される事由又は事実は存在せず、本知的財産権等について、第三者からの権利侵害の主張その他の本知的財産権等の所有又は利用を妨げることが合理的に予測される事由又は事実は存在せず、また、乙等は、第三者の知的財産権等を侵害していない。

③ 乙は、(i) 平成27年7月31日付けでEvD, Inc.の発行済み株式の全てを適用ある法律に基づき、適法かつ有効に取得し、(ii) 平成26年8月28日付けでTechLaw Solutions, Inc.の発行済み株式の全てを適用ある法律に基づき、適法かつ有効に取得し、(iii) 本締結日及び実行日において、FRONTEO USA, Inc.(以下「**FRONTEO USA**」という。)の発行済み株式の全て(以下「**FRONTEO USA株式**」という。)を適法かつ有効に保有しており、FRONTEO USA株式につき、株主名簿上かつ実質上の株主である。FRONTEO USAは、本締結日及び実行日において、FRONTEO Government Services, Inc.(以下「**FRONTEO GS**」という。)の発行済み株式の全て(以下「**FRONTEO GS株式**」という。)を適法かつ有効に保有しており、FRONTEO GS株式につき、株主名簿上かつ実質上の株主である。

(12) 負債

乙等は、保証契約、保証予約、経営指導念書、損失補填契約、損害担保契約、その他第三者の債務又は損失を負担、保証、補償又は担保する契約の当事者ではない。

(13) 契約

① 乙等が当事者である重要な契約(以下「**本重要契約**」という。)は、いずれも乙等の取締役会決議その他乙等において必要とされる内部手続全てが履践され、乙等において契約締結に必要な能力及び権限を有する者により適法かつ有効に締結され、存続しており、破産法、民事再生法、会社更生法及び債権者の権利につき一般的に適用されるその他の類似法令(外国におけるものを含む。)に基づき制限される場合を除き、各本重要契約の当事者の適法、有効かつ法的拘束力のある義務を構成し、かかる義務は、当該本重要契約の各条項に従い各契約当事者に対して執行可能である。本重要契約に関して相手方その他関係当事者との間で、紛争は存在せず、かかる紛争が生じることが合理的に予測される事実も存在しない。本重要契約について、当事者となっている乙等又は相手方当事者は、当該本重要契約上の義務に違反しておらず、乙等は、各本重要契約の相手方当事者から、当該本重要契約の無効、取消し、撤回等の主張、又は更新拒絶、解除、解約等の申入れを受けていない。また、本重要契約において、本契約の締結、履行又はそれによる乙の株主構成の変更が、当該本重要契約の変更、解除若しくは終了の事由若しくは本重要契約の相手方に対する通知、報告若しくは届出が必要な事由とならず、又は当該本重要契約上の債務の期限の利益の喪失事由とならない。

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② 乙等が当事者である契約等で、乙等がその事業を本契約締結日以前と同様の方法で遂行することが実質的に禁止され又は重大な制約を受けることとなるものは存在しない。また、乙等による本契約の締結又は履行は、乙等の事業及び財産に関していかなる重大な負担又は制約も発生させず、また、乙等の事業、財務、取引先との関係に重大な悪影響を与えるものではない。

③ 現在乙等が保有する保険契約は、保険会社との間で適法かつ有効に締結され、成立しており、これらの保険契約は、乙等が営んでいるのと同種の事業を行う者が負う合理的な範囲内のリスクに対し保障を提供し、本契約実行後も存続する。これらの保険契約について、乙等は支払期限の到来した保険料は全て支払い済みであり、債務不履行事由等は存在しない。

(14) 個人情報その他の秘密情報

乙等は、その業務上取得した個人情報、特定個人情報その他の秘密情報に関し、正当な理由なく開示又は漏洩しておらず、適切な管理を行っている。

(15) 役員

乙等は、その取締役、監査役又はその他の役員(本締結日現在の取締役、監査役又はその他の役員に限らない。以下「**取締役等**」という。)との間で、委任契約(UBIC, Inc.並びにその米国子会社及び関連会社と Alejandrino F. Jimenez 氏との間の平成 27 年 7 月 31 日付 Executive Employment Agreement を含む。)で規定する報酬及び乙等の規程に定めるもの以外に、報酬、退職慰労金その他名目の如何を問わない金銭的給付に関する合意をしていない。乙等と取締役等との間には紛争は存在せず、かかる紛争が生じることが合理的に予測される事実も存在しない。乙等は、その現在又は過去の取締役等に対し、任用に関する契約等、社内規則及び適用ある法令等に従って負担する報酬、退職慰労金、償還費用その他の債務の全てを支払済みであり、未払いのものは存在しない。乙等は、その取締役等との間で締結した契約に関し、重大な違反を行っていない。乙等とその取締役等との間には、本契約の締結、履行又はそれによる乙の株主構成の変動を条件として、当該取締役等が乙に対して何らかの権利を取得し又は義務を免れることになるような契約等は存在しない。乙等には、いかなる乙の取締役等に対しても、その退任に際し、金銭、株式その他の財産が支給若しくは交付される慣習又は前例はない。

(16) 従業員

乙等には、労働組合は存在しない。乙等には、その現在又は過去の従業員(社員、嘱託社員、臨時社員、パート及びアルバイトを含む。本項において同じ。)との間で、紛争は存在せず、かかる紛争が生じることが合理的かつ具体的に予測される事実も存在しない。乙等においては、ストライキ、ピケッティング、業務停止、怠業その他類似の労働問題、重大な義務違反等、雇用上の問題は存在しない。乙等は、その現在又は過去の従業員に対し、雇用に関する契約等、就業規則及び適用ある法令等に従って負担する給与、賞与、手当、退職金、償還費用その他の債務の全てを支払済みであり、未払いのものは存在しない。乙等の従業員について、給与、賞与、手当、退職金その他の乙等による財産的給付に関し、乙等の就業規則その他の社内規則、雇用契約又は労働協約に記載されておらず又は通例でない支払、その契約又はその義務等は存在しない。

(17) 法令等の遵守

乙等は、労働基準法第 36 条に基づく労使協定で規定された各月の時間外労働の限度時間を超えた時間外労働にかかるものを除き、適用ある法令等を遵守しており、かかる

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法令等に違反し、又は違反することが合理的に予測される行為を行っていない。乙等の取締役等及び従業員は、その業務を行うに当り、自己に適用される法令等、乙等の定款その他の社内規則又は乙若しくは乙等の財産を拘束する第三者との契約等に違反し又は抵触していない。

(18) 紛争等

① 乙等又はその資産、負債若しくは事業に関連して、訴訟、仲裁、調停、斡旋その他の司法上、行政上又は私的な紛争処理手続は係属又は進行しておらず、将来かかる紛争処理手続が係属又は進行することが合理的に予測される事実も存在しない。乙等の資産に対して差押、仮差押、仮処分、強制執行又は競売はなされておらず、その申立もなされておらず、将来かかる手続がなされることが合理的に予測される事実も存在しない。

② 乙等は、取引先、顧客、従業員その他の第三者から損害賠償請求、差止請求、苦情その他乙等の事業に悪影響を及ぼす重大なクレームを受けておらず、また、将来にかかる重大なクレームを受けることが科学的にもまたその他の観点においても合理的かつ具体的に予測される事実も存在しない。

(19) 法的倒産手続

乙等について、法的倒産手続(本契約第 14 条に定義されるものを言うが、外国におけるものを含む。)の開始の申立はなされておらず、かつ、それらの開始原因となる事実も存在しない。

(20) 公租公課

乙等は、国又は地方公共団体等に対して負担すべき租税、社会保険料、労働保険料その他の公租公課に関し、真実かつ適正な申告書を所定の期間内に所轄の税務その他関係当局に提出しており、一切の滞納がない。乙等の税務申告書に関し、管轄の税務当局から不利益な修正の要請又は更正若しくは決定を受けておらず、管轄の税務当局による審査若しくは調査、不服審査又は司法上若しくは行政上の手続は現在係属しておらず、乙等と管轄の税務当局との間で何ら顕在化した紛争又は見解の相違も生じておらず、かかる紛争又は見解の相違が生じることが合理的に予測される事実もない。

(21) 反社会的勢力

乙等及びその役職員(総称して、以下「**乙等関係者**」という。)と反社会的勢力の間には、直接又は間接を問わず何らの資金上その他の関係はなく、乙等関係者は反社会的勢力に対して名目の如何を問わず資金提供その他一切の取引を行っておらず、かつ今後行う予定もない。また、乙等は反社会的勢力に属する者又はそれらと密接な関係を有する者をその役員に選任し又は従業員として雇用しておらず、かつ今後選任又は雇用する予定もない。反社会的勢力が乙等の経営に関与しておらず、かつ今後関与する予定及び関与することが合理的に予想される事実もない。

(22) 開示情報の正確性

本契約の締結又は本有価証券の発行に関連して乙が甲に対して提出し又は閲覧に供した乙等に関する文書、資料その他の情報(形式の如何を問わない。)の全ては、重要な点において真実かつ正確であり、甲に誤解を生じさせないために必要かつ重要な情報の提供を欠くものではなく、かつ、乙等に関する重要な事実であって、甲に対して開示されていない事実はない。

以上

25

別紙 7.1

乙等の通常業務の範囲外の行為

(1) 定款その他重要な社内規程の制定・変更・廃止

(2) 重要な契約の締結、変更、更新拒絶又は解除

(3) 重要な資産(乙等の株式を含むが、これに限られない。)の取得・処分、又は保有資産への担保権設定

(4) 第三者に対する貸付け、又は第三者の発行する社債その他類似の証券の引き受け・取得

(5) 第三者の発行する株式その他の持分(これらに転換・転化し得るものを含む。)の引き受け・取得

(6) 第三者からの借入れ、第三者の債務の保証その他の債務負担行為

(7) 重要な権利の放棄

(8) 取締役、監査役、その他の役員、従業員、代理人又はアドバイザーに対し支払うべき報酬の増加(30 百万円以下の軽微な増加を除く。)、及び、従業員の労働条件の重要な変更

(9) 会計方針若しくは会計実務又は事業年度の重要な変更

(10) 取締役、監査役及びその他の役員の選任・解任又は重要な従業員の雇用・解雇

(11) 増資、減資、準備金の増加又は減少

(12) 組織再編行為(乙が消滅会社となる合併、又は乙が他の会社の完全子会社となる株式交換若しくは株式移転、又は吸収分割若しくは新設分割)

(13) 剰余金の配当その他の処分

(14) 株式の発行又は自己株式の処分、潜在株式の発行、自己新株予約権の処分、自己株式又は自己新株予約権の取得又は消却

(15) 株式の分割又は併合

(16) 営業の重大な変更、事業の全部若しくは重要な一部の譲渡又は譲受け

(17) 重要な訴訟等の提起又は手続の開始、乙等の事業に重大な影響を及ぼす訴訟等の和解その他判決によらない訴訟等の終了、その他訴訟等及びこれに類する手続に関する重要な方針の決定

(18) 前各号に定める他、乙等の社内規則又は法令に基づき、取締役会決議を必要とするその他の事項

以上

26

[TRANSLATION]

Investment Agreement

This Investment Agreement (the “Agreement”) is entered into as of November 14, 2016 (the “Date of Execution”), by and between Whiz Partners, Inc. (“Whiz,” which enters into this Agreement for the benefit of the Investor and therefore its rights and obligations set forth herein shall be interpreted and understood on such assumption), which is a general partner of Whiz Healthcare Japan 2.0 Investment Limited Partnership (the Investor”) and FRONTEO, Inc. (“FRONTEO”), in relation to the Investor’s acquisition of securities issued by FRONTEO and the Investor’s management of FRONTEO and related matters.

WITNESSETH:

Article 1 (Definitions)

For the purpose of this Agreement each of the terms set forth on the left side below shall have the meaning as defined in the Article, Paragraph or Item given on the right side on the same line.

Defined Term	Article, Paragraph or Item which defines the term stipulated on the left side
Date of Issuance	Article 2
Terms and Conditions of Issuance	Article 2
Securities	Article 2
Investment	Article 2
Healthcare Business	Article 3, Paragraph 1
FRONTEO Entities	Article 6, Paragraph 1, Item 5
Business and Other Conditions	Article 6, Paragraph 1, Item 5
Lent Shares	Article 6, Paragraph 1, Item 6
FRONTEO Closing Documents	Article 7, Paragraph 2
Whiz Closing Documents	Article 8, Paragraph 2
Lock-up Period	Article 9, Paragraph 2
Period for Discussion	Article 9, Paragraph 2
Material Fact	Article 9, Paragraph 3
Notice of Material Information Obtained	Article 9, Paragraph 3
Causes for Requesting Advanced Redemption	Article 10
Obtained Shares	Article 12, Paragraph 2
Intended Assignment Notice	Article 12, Paragraph 2
Large-Volume Holdings Report	Article 12, Paragraph 2
Change Report	Article 12, Paragraph 2
New Bond	Article 12, Paragraph 4
Legal Insolvency Proceedings	Article 14, Paragraph 1, Item 2
Damage and/or Expense	Article 15, Paragraph 1
Party Entitled to Compensation	Article 15, Paragraph 1
Confidential Information	Article 16, Paragraph 1

Article 2 (Issuance of Securities)

Subject to the terms and conditions set forth herein and on condition that all the premises listed in Items of Article 6, Paragraph 2 are satisfactorily met FRONTEO shall issue warrant bonds (the “Securities”) as of December 1,

2016 (the “Date of Issuance”) whose terms and conditions (the “Terms and Conditions of Issuance”) are described in Exhibit 2, allot all of them to the Investor, and subject to the terms and conditions set forth herein Whiz shall cause the Investor to subscribe for all such Securities (the “Investment”) on condition that all of the premises set forth in Items of Paragraph 1 of Article 6 hereof are satisfied. Subject to the terms and conditions set forth herein Whiz shall cause the Investor to pay on the Date of Issuance the total amount to be paid for the Securities by transferring it to the bank account separately designated by FRONTEO, incurred transfer charges being for the Investor’s account.

Article 3 (Presumptions)

Before execution of this Agreement the parties hereto mutually acknowledge the following:

1.

The Investment is made for the purpose of expanding/promoting FRONTEO’s healthcare business (the “Healthcare Business”) with the goal of applying the artificial intelligence KIBIT, which has been developed independently by FRONTEO, to the area of healthcare.

2.

The Investor is an investment limited partnership established under the Limited Partnership Act for Investment (Law No. 90 of 1998 including subsequent revisions), whose investment is principally intended to support, and engage to a certain extent in, FRONTEO’s business and thereby increase its corporate value. The parties understand the above situation and agree to the Investment by the Investor and hereby execute this Agreement.

3.

FRONTEO has expressed its intent to expand in the future the Healthcare Business which utilizes the artificial intelligence KIBIT of its own independent development in the area of healthcare and plans to develop and propose the optimum method of diagnosis and treatment in the area of cancer, and provide products and services applied to the support for efficient development of new drugs and thereby perform a business aimed at contributing to society. On its part, Whiz, established an investor who engages in a business intended to invest in firms dedicated to development of drugs and related products drawing on creative, original scientific discoveries or technological innovations, evaluated the potential of FRONTEO’s business and the social contribution to be made by such business in case of a success, and decided to invest in FRONTEO and support its business. The parties understand each other’s business and objective thereof, promise mutually to cooperate for, and contribute to, the realization of each other’s development of its own business and therefore execute this Agreement.

Article 4 (Use of Fund)

1.

FRONTEO shall apply all the proceeds of the Investment (or the amount paid for the Securities) to the fund related to FRONTEO’s Healthcare Business and to the cost and expense incurred in the issuance of the Securities and shall not apply the money to any other purpose or business without the prior written consent of Whiz.

2.

To the extent necessary for Whiz’s control of FRONTEO’s performance of its obligations set forth in the foregoing Paragraph, FRONTEO shall, when so requested by Whiz, permit Whiz to view or copy FRONTEO’s books, documents and records which are related to the Healthcare Business and inspect its office, other facilities and property during FRONTEO’s normal business hours in the presence of its employees in a manner which does not interfere with FRONTEO’s ordinary business operations.

Article 5 (Representations and Warranties)

1.	Whiz represents and warrants to FRONTEO that as of the Date of Execution and the Date of Issuance all matters described in Exhibit 5.1 are true and correct.

2.

FRONTEO represents and warrants to Whiz that as of the Date of Execution and the Date of Issuance (or as of such other date if any particular date is set forth in Exhibit 5.2) all matters described in Exhibit 5.2 are true and correct.

3.

If a party finds that any of the matters it represents or warrants pursuant to the foregoing two (2) Paragraphs is found to be, or threatens to be, untrue or incorrect the party shall promptly notify the other to such effect in writing, giving a detailed report thereof if so requested by the other party. The parties hereby acknowledge without objection, however, that such notice or report shall not affect the effect of the relevant representation or warranty or cure the relevant breach.

Article 6 (Premises)

1.

Whiz shall cause the Investor to subscribe and pay for the Securities on condition that all of the premises set forth in Items below are satisfied as of the Date of Issuance. However, even in a case where any or all of the premises set forth in Items below are yet to be satisfied, at its discretion Whiz may cause the Investor to choose to perform its obligation to subscribe and pay for the Securities, however, Whiz shall not cause the Investor to perform its obligation to subscribe and pay for the Securities in a case where Item 4 below is not satisfied. Even if Whiz waives any of the premises which remains to be satisfied FRONTEO shall not be relieved of its obligation or responsibility arising out of such premise not being satisfied, including the liability for compensation due to a breach of its representations or warranties.

(1)	The representations and warranties given in Article 5, Paragraph 2 hereof are true and correct in their material points;

(2)	FRONTEO is not in material breach of this Agreement;

(3)	All of FRONTEO Closing Documents (as defined in Article 7, Paragraph 2 hereof) have been delivered to Whiz;

(4)	The statement of registration of financial statements submitted to competent local Financial Bureau for the purpose of issuing the Securities has become effective;

(5)

Except as otherwise expressly provided herein, no change has occurred by the Date of Issuance which causes a material adverse effect on the research and development, business, operations, personnel matter, financial condition, business performance, credit standing, profit and loss situation or other situation (“Business and Other Conditions”) of FRONTEO or FRONTEO USA, Inc. ( “FRONTEO Entities”) or any circumstance which can reasonably be predicted to cause such material adverse effect. Changes which cause a material adverse effect include, but not limited to, (i) a change which shall cause, or can reasonably be predicted to cause, FRONTEO Entities to incur by the Date of Issuance a loss or an expense in an amount not lower than thirty million (30,000,000) yen per incident, and (ii) a change which shall cause an adverse effect resulting from an important matter which is required to be disclosed by the Securities Listing Regulations implemented by Tokyo Stock Exchange, Inc. as a matter which significantly affects Investors’ investment judgment, with the exception, however, of those changes which result from the activities carried out in line with FRONTEO’s business plan for the period ending in March 2017 as disclosed to Whiz and changes which are reasonably necessary for performing FRONTEO’s obligations hereunder;

(6)

FRONTEO’s common shares held by its representative director and president Masahiro Morimoto (not exceeding 1,000,000 shares) are lent to the Investor in a manner reasonably satisfactory to Whiz (such lent shares are hereinafter referred to as the “Lent Shares”).

2.

FRONTEO shall perform the issuance and allotment of the Securities on condition that all of the premises set forth in Items below are satisfied as of the Date of Issuance; provided, however, that at its discretion FRONTEO may choose to perform its obligation to issue and allot the Securities even in a case where any or all of the premises set forth in Items below are yet to be satisfied (however, FRONTEO shall not perform its obligation to issue and allot the Securities in a case where the premise (4) below fails to be satisfied). Note that even if FRONTEO waives any of the premises which remains to be satisfied Whiz shall not be relieved of its obligation or responsibility arising out of such premise not being satisfied (including the liability for compensation due to a breach of its representations or warranties).

(1)	The representations and warranties given in Article 5, Paragraph 1 hereof are true and correct in their material points;

(2)	Whiz is not in material breach of this Agreement;

(3)	All of Whiz Closing Documents (as defined in Article 8, Paragraph 2 hereof) have been delivered to FRONTEO;

(4)	The statement of registration of financial statements submitted to competent local Financial Bureau for the purpose of issuing the Securities has become effective; and

(5)	It is reasonably assured that the amount of money for the bond related to the Investment will be paid in exchange for the Securities.

Article 7 (FRONTEO’s Promise Prior to Date of Issuance)

1.	FRONTEO hereby promises Whiz that

(1)

FRONTEO shall manage FRONTEO Entities’ business with the care of a good manager until and including the Date of Issuance (the same being applicable hereinafter) and, without the prior written consent of Whiz, which shall not be unreasonably refused or withheld, shall not perform any of the acts enumerated in Exhibit 7.1 before the Date of Issuance, except where such act is expressly provided for separately herein; and

(2)

During the period until the Date of Issuance FRONTEO shall promptly provide Whiz any necessary information required by Whiz relating to FRONTEO Entities’ Business and Other Conditions, to the extent such request is reasonable.

2.	FRONTEO shall deliver to Whiz all of the documents stated below (the “FRONTEO Closing Documents”) no later than the Date of Issuance:

(1)	A (certified) copy of the minutes of FRONTEO’s board meeting which approved the execution of this Agreement;

(2)	A (certified) copy of the minutes of FRONTEO’s board meeting which approved the issuance and allotment of the Securities;

(3)	A report prepared by a third party engaged by FRONTEO about the evaluation of the Securities; and

(4)	A copy of the instructions delivered by FRONTEO to the securities firm when providing the Lent Shares.

Article 8 (Whiz’ Promise Prior to Date of Issuance)

1.

Whiz shall organize an investment committee meeting of the Investor to discuss the Investment and approve it on condition that all of the conditions enumerated in Article 6, Paragraph 1 hereof have been satisfied by the Date of Issuance.

2.	No later than the Date of Issuance Whiz shall deliver to FRONTEO all of the documents described below (the “Whiz Closing Documents”):

(1)	A (certified) copy of the minutes of Whiz’ board meeting which approved the execution of this Agreement;

(2)	A (certified) copy of the minutes of Whiz’ board meeting which approved the execution of the Investment;

(3)	A (certified) copy of the Investor’s partnership agreement; and

(4)	A certificate of full registry records of the Investor’s investment limited partnership.

3.

If requested by FRONTEO to provide necessary information about the status of the Business and Other Conditions of Whiz and the Investor between the Date of Execution hereof and the Date of Issuance Whiz shall timely provide FRONTEO with requested information, to the extent such request is reasonable.

Article 9 (Promises after Date of Issuance)

1.

If prior to the Date of Issuance FRONTEO has already formulated a medium-term business plan and an annual budget which comprises the fiscal term ending in March 2017 and upon mutual discussion Whiz and FRONTEO decide that such plan and budget are not in line with the content of the statement of registration of financial statements to be submitted on the Date of Execution, as soon as practically possible on or after the Date of Issuance and premised upon the execution of the Investment the FRONTEO shall hold a board meeting and afresh review and discuss, and when necessary, confirm or modify the content of such plan and budget to a reasonable extent in accordance with the content of the statement of registration of financial statements.

2.

During the period on or after the Date of Execution and within ninety (90) days of the Date of Issuance while the Investor holds the whole of the Securities or the whole or a part of FRONTEO’s common shares (the “Lock-up Period”), FRONTEO shall not issue any number of shares of any type or any number of Warrant Bonds for any type of intended shares including shares attached to corporate bonds without the prior written approval of Whiz. If in either of the two (2) cases below FRONTEO decides to issue a share of any type or a Warrant Bond for any type of intended shares including shares attached to corporate bonds, on or after the

Date of Execution, and within the shorter of a three (3)-year period after the Date of Issuance or the period during which the Investor holds all of the Securities or the whole or a part of FRONTEO’s common shares (the “Period for Discussion,” excluding the Lock-up Period) FRONTEO shall discuss such decision in advance with Whiz in a manner satisfactory to Whiz, except where during the Period for Discussion (i) the company which has a license agreement, a joint development agreement or other business tie-up agreement with FRONTEO wants to invest in FRONTEO, or (ii) under the Item 16 (3) of the Terms and Conditions of Issuance Whiz requests to have early redeemed the whole of the Securities held by the Investor, or (iii) under the Item 16 (2) of the Terms and Conditions of Issuance FRONTEO requests to have early redeemed the whole of the Securities held by the Investor; or (iv) the parties hereto agree otherwise.

(1)

While Whiz has made a proposal to FRONTEO for an additional investment and has not withdrawn such proposal another company makes a proposal to FRONTEO for an investment in terms and conditions which are more favorable to such other company than those of the additional proposal made by Whiz to FRONTEO;

(2)	FRONTEO issues a warrant bond with a strike price revision clause or an equity warrant with a strike price revision clause.

3.

If during the period during which the Investor holds the Securities, Whiz discovers any Material Fact not disclosed by FRONTEO (referring to the “Material Fact” as stipulated in the Financial Instruments and Exchange Act, Article 166, Paragraph 2, hereinafter the same being applicable) or obtains information which might potentially qualify as Material Fact, Whiz may notify FRONTEO in writing about such information and the date of  receipt thereof, within five (5) Business Days of the receipt of such information, FRONTEO shall either (i) explain to Whiz in writing that such information does not fit into any Material Fact, or (ii) discuss with Whiz and decide how to treat such information, or (iii) release such information to the general public. For the purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Japan are required or authorized by law to be closed.

4.

Subsequent to the Date of Issuance FRONTEO shall be under obligation to build and operate its own compliance system to prevent itself and its employees from engaging in an illegal act which might cause a material adverse effect to FRONTEO’s business. If an illegal act is committed by FRONTEO or its employees which causes a material adverse effect to FRONTEO’s business and such illegal act results from FRONTEO’s defective compliance system, such act shall constitute a non-performance of such obligation.

Article 10 (Advanced Redemption)

The parties hereto acknowledge the following about advanced redemption of the Securities in addition to the Terms and Conditions of Issuance laid out in Exhibit 2.

Notwithstanding the Item 16 (3) of the Terms and Conditions of Issuance, Whiz or the Investor may request FRONTEO to redeem the Securities before their maturity in the amount described in Item 16 (3) of the Terms and Conditions of Issuance during the period between the Date of Issuance and November 30, 2018, both inclusive, in a case where (i) either of the matters (1) or (4) below is decided or approved, or (ii) either of the matters (5) or (6) below occurs (the matters set forth in (i) and (ii) are hereinafter collectively referred to as “Causes for Requesting Advanced Redemption”):

(1)

FRONTEO Entities reorganize themselves (meaning a merger whereby FRONTEO Entities becomes the non-surviving company, or a stock exchange or stock transfer whereby FRONTEO Entities become a wholly owned subsidiary of another, or an absorption-type split or incorporation-type split);

(2)	Assignment to another of the whole or a material part of FRONTEO Entities’ business, or receipt by FRONTEO Entities of an assignment of the whole or a material part of another’s business;

(3)

FRONTEO Entities are dissolved or a petition is filed against FRONTEO Entities for institution of bankruptcy, corporate reorganization, civil rehabilitation, special liquidation, or other insolvency proceedings, except where such petition is withdrawn or rejected by the court within fourteen (14) days of the filing;

(4)	Common shares issued by FRONTEO are delisted from Tokyo Stock Exchange, Inc. or a decision is taken for such delisting;

(5)

FRONTEO Entities had their own loan obligations, except for the Warrant Bonds, due and payable immediately (the so-called loss of the benefit of time), or are unable to perform their obligation resulting from a guarantee provided for a bond issued, or other loan obligations owed, by a third party other than FRONTEO Entities, except where the total of such obligations does not exceed one hundred million (100,000,000) Japanese yen when converted into Japanese yen.

(6)	Whiz notifies FRONTEO of its breach hereof and FRONTEO fail to correct such breach within two (2) weeks of receipt thereof.

For the avoidance of doubt the exercise by Whiz or the Investor of its right stipulated in Item 16 (3) of the Terms and Condition of Issuance of the Securities set forth in Exhibit 2 should fit into any of the Causes for Requesting Advanced Redemption set forth in this Paragraph. On and after December 1, 2018, Item 16 (3) of the Terms and Condition of Issuance of the Securities set forth in Exhibit 2 will not be applicable and therefore neither Whiz nor the Investor may exercise such right.

Article 11 (Exercise of Voting Right)

1.

Whiz shall cause the Investor to exercise its voting right at a general shareholders’ meeting in line with the terms set forth herein and shall not unreasonably cause the Investor to reserve its voting right.

2.

To a reasonable extent Whiz shall endeavor to cooperate in FRONTEO’s publicity activities including those targeted at investors. Whiz shall not be held legally or contractually liable for any damage, loss or expense incurred by FRONTEO arising out of or in connection with Whiz’ such cooperation (except where it is attributable to Whiz’ willful misconduct or gross negligence).

Article 12 (Assignment of Securities or Shares of Stock)

1.

If the Investor assigns the Securities to a third party Whiz shall discuss the issue with FRONTEO no later than two (2) weeks before the scheduled date of assignment and obtain the prior approval of FRONTEO’s board of directors under Item 24 of the Terms and Conditions of Issuance.

2.

If the Investor intends to assign FRONTEO’s common shares obtained by exercising the equity warrants attached to the Securities (the “Obtained Shares”), not via trading in the financial instruments exchange market (meaning not via trading in the financial instruments market established by a financial instruments exchange as set forth in the Financial Instruments and Exchange Act, Article 2, Paragraph 17, hereinafter the same being applicable), Whiz shall cause the Investor to notify FRONTEO in writing of the name of the assignee, the number of the shares being assigned, the scheduled date of assignment, and the planned assignment price (the “Intended Assignment Notice”) no later than three (3) Business Days before the scheduled date of assignment. In this case, Whiz shall confer with FRONTEO in advance if (i) the Investor assigns or sells the Obtained Shares to, or put them up as collateral in favor of, the same third party in a number superior to five percent (5%) of the total number of FRONTEO’s then issued shares, or if (ii) the Investor assigns or sells the Obtained Shares to, or put them up as collateral in favor of, a third party who has submitted before the date of the Intended Assignment Notice a report on massive holdings of FRONTEO’s common shares (meaning a Large-Volume Holdings Report as defined in Article 27-23, Paragraph 1 of the Financial Instruments and Exchange Act, hereinafter the same being applicable) or submitted a change report on the same (meaning a Change Report as defined in Article 27-25, Paragraph 1 of the Financial Instruments and Exchange Act, hereinafter the same being applicable). If Whiz assigns the Obtained Shares to a third party via trading in the financial instruments exchange market Whiz shall notify FRONTEO of the detail of such trade within three (3) subsequent Business Days.

3.	At its discretion Whiz may cause the Investor not to carry out the assignment described in the Intended Assignment Notice referred to in the foregoing Paragraph.

4.

On condition that the Investor holds the Securities on and after the Date of Issuance FRONTEO may request the Investor or the investment limited partnership or other fund in which Whiz holds the status of a general partner or an equivalent status, to consider investing in a convertible bond which shall be newly issued by FRONTEO in an amount equal to the amount of the Securities outstanding as of the date of such request (the “New Bond”). When requested by FRONTEO to discuss the allotment of such New Bond Whiz shall discuss the matter with FRONTEO in good faith. The terms and conditions applicable to the issuance of the New Bond shall be substantially equal to those applied to the Securities, with the exception of its conversion price, which shall be reasonably decided in consideration of the market value of FRONTEO’s common shares as of the date when the issuance of the New Bond is decided. FRONTEO’s request under this Paragraph may be made after FRONTEO’s announcement of an important change to its business plan or of a revision to its earnings forecast, regardless of which FRONTEO may make such request.

Article 13 (Term)

1.

This Agreement shall become valid and effective on the Date of Execution, with the exception of Article 2, which shall take effect at the time when the statement of registration of financial statements set forth in Article 6, Paragraph 1, Item 4 hereof becomes effective.

2.	This Agreement shall continue to be valid and effective unless it terminates or is terminated under Article 14 hereof.

Article 14 (Termination for Cause)

1.	This Agreement shall automatically terminate if any of the events below occurs:

(1)	It becomes definitive that the Securities will not be issued;

(2)

A decision is taken to institute bankruptcy, corporate reorganization, civil rehabilitation, special liquidation or similar legal insolvency proceedings against a party (“Legal Insolvency Proceedings”);

(3)

A party ceases to be a corporation as the result of its dissolution, except where its Securities-related obligation is assumed by the new company or the surviving company in a case of an incorporation-type merger or absorption-type merger;

(4)	The Investor is dissolved;

(5)	The parties agree in writing to terminate this Agreement;

(6)

Whiz or the Investor ceases to hold the Securities or the Obtained Shares on or after the Date of Issuance (however, if under applicable laws or regulations or an agreement with a third party Whiz is able to take a substantial and final decision relating to the exercise of voting rights conferred by FRONTEO’s shares, Whiz shall be deemed to hold the Securities).

2.

If a party is in breach of its obligations which shall be performed or complied with under this Agreement and fails to remedy such breach within one (1) month of notice from the other party requesting such remedy, the other party may terminate this Agreement by giving the breaching party written notice.

3.	Even when this Agreement is terminated or terminates under the provisions of this Article, those of Articles 17, 18, 19 and 22 shall continue to be in full force and effect.

Article 15 (Compensation)

1.

If a party causes the other party to incur damage, loss or expense (including reasonable attorney fees to the extent that they are deemed causatively related) (“Damage and/or Expense”) which arises out of or in connection with the events set forth in any of the Items below which concerns itself the party shall be liable to immediately indemnify or compensate such other party (the “Party Entitled to Compensation”) for the full amount of the Damage and/or Expense. If the Investor incurs Damage and/or Expense set forth in this Paragraph Whiz may demand compensation for the Investor under this Article.

(1)	A party’s representations or warranties turn out not to be true or correct;

(2)	A party has committed willful misconduct or gross negligence in not including any material item in its representations or warranties made hereunder;

(3)	A party is in breach of any of its obligations to be performed or complied with hereunder.

2.

Each party hereby acknowledges and agrees that FRONTEO shall not be relieved wholly or partially of its indemnification or compensation obligation owed to Whiz under Paragraph 1, Item 1 of this Article for the reason that (i) Whiz conducted due diligence on FRONTEO or that (ii) Whiz or the Investor knew or could have known that what is represented or warranted by FRONTEO in Article 5, Paragraph 2 hereof is not true or correct.

3.

Each party hereby acknowledges and agrees that Whiz shall not be relieved wholly or partially of its indemnification or compensation obligation owed to FRONTEO under Paragraph 1, Item 1 of this Article for the reason that FRONTEO knew or could have known that what is represented or warranted by Whiz in Article 5, Paragraph 1 hereof is not true or correct.

Article 16 (Confidentiality)

1.

All parties shall maintain in strict secrecy and shall not disclose, divulge or suggest to a third party (excluding the parties hereto) without the prior written approval of the other party, and use only for the purpose of exercising its rights or performing its obligations hereunder or for the management of FRONTEO, the existence of this Agreement, historical developments and content of this Agreement, the existence of discussions, negotiations and agreements relating to this Agreement, and information obtained about Whiz or FRONTEO Entities in connection with the discussion, negotiation or performance hereof (including technological, trade or other business information about FRONTEO Entities, “Confidential Information”); provided, however, that information given in Items below shall not fit into  Confidential Information.

(1)	Information which is publicly known at the time when it is obtained or which becomes publicly known through no fault on the part the receiving party;

(2)	Information which is obtained from a third party which owes no confidentiality obligation to the disclosing party after it is disclosed by the other (disclosing) party;

(3)	Information which is developed by the receiving party independently of the information which is disclosed by or obtained from the other party;

(4)

Information which is rightfully owned by the receiving party before it is disclosed by or obtained from the other party and relating to which the receiving party is under no confidentiality obligation toward the other (disclosing) party.

2.	The provisions under the foregoing Paragraph shall not apply to information

(1)

which is disclosed in connection herewith and to the extent necessary to lawyers, certified public accountants or certified public tax accountants who are engaged by Whiz, FRONTEO or the Investor  and who are under legal confidentiality obligation;

(2)

which is disclosed in connection herewith and to the extent necessary to officers, employees, financial institutions or consultants of Whiz or Whiz’ subsidiaries, or of FRONTEO or FRONTEO Entities’ subsidiaries, or of the Investor or to the entities or individuals relating to disclosure to whom as of the Date of Execution a party has obtained in advance from the other party a written approval (on condition that the disclosing party causes such recipient to be under the same confidentiality obligation and that the disclosing party shall be responsible for such recipient’s breach of such obligation); or

(3)	which is disclosed to the extent necessary in accordance with applicable laws or regulations, provisions of the securities exchange, or an order of a public agency.

Article 17 (Publication)

Without the prior consent of the other party (which shall not be unreasonably refused or withheld by the other party) a party shall not publish to outside parties the execution, performance, non-performance or termination of this Agreement, the content, timing or method of whose publication shall be separately discussed and decided by the parties, with the exception of cases where the parties fail to timely agree in discussion in a case where a party is required to publish information as required by applicable laws or regulations or regulations of the securities exchange.

Article 18 (Notice)

Any and all notices to be made under this Agreement shall be deemed to be effective only when sent via certified mail or facsimile or hand-delivered to the addresses below or to the other address notified to the other party in accordance with this Article. If notice is sent via facsimile the sender shall notify the other party by phone of such transmission. If sent via facsimile, such notice shall be deemed to have arrived at the destination address on the day of transmission and subsequent telephone communication, and if sent via certified mail, on the day of their hand-delivery, respectively (provided, however, that the notice shall be deemed to have been delivered to the other party upon the lapse of three (3) Business Days after it is sent in case the other party fails to receive it within three (3) Business Days).

If to Whiz:

Address: Atago Green Hills Mori Tower 36th Floor, 2-5-1 Atago, Minato-ku, Tokyo

Telephone: 03-6430-6773

Fax: 03-6430-6774

Addressee: Administration Department, Whiz Partners, Inc.

General Partner of Whiz Healthcare Japan 2.0 Investment Limited Partnership

If to FRONTEO:

Address: 2-12-23 Konan, Minato-ku, Tokyo

Telephone: 03-5463-6344

Fax: 03-5463-6345

Addressee: Administration Division, FRONTEO, Inc.

Article 19 (Payment of Expenses)

Except where otherwise provided in this Agreement each party hereto shall bear all expenses it incurs in relation to the negotiation, execution and performance of this Agreement (including fees payable to attorneys, certified public accountant, certified tax accountants, and other advisors).

Article 20 (Assignment)

Without the prior written approval of the other party a party shall not assign or cause to be assigned, create a security interest in, or otherwise dispose of, this Agreement or the whole or part of its rights or obligations hereunder to, or in favor of, a third party.

Article 21 (Entire Agreement)

This Agreement constitutes an entire agreement between the parties with respect to the Investment and subsequent management of FRONTEO’s business, and invalidates and supersedes all agreements, representations, promises and other matters made in writing or verbally prior to the execution of this Agreement.

Article 22 (Governing Law and Jurisdiction)

1.	This Agreement shall be governed by, and construed in accordance with, the laws of Japan.

2.	For all disputes arising in connection of this Agreement the parties shall submit to the exclusive jurisdiction by agreement of the Tokyo District Court for the first instance.

Article 23 (Discussion in Good Faith)

If there should arise a matter not provided for herein or any doubt about the interpretation of this Agreement the parties shall discuss in good faith for an amicable solution.

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF the parties hereto have affixed their respective names and seals to this Agreement in duplicate as of the date below, each party holding one copy.

November 14, 2016.

For Whiz:

Toshio Ando

Representative Director & CEO

Whiz Partners, Inc.

2-1-5 Atago, Minato-ku, Tokyo

For Whiz as a general partner of the Investor:

Toshio Ando

Representative Director & CEO

Whiz Partners, Inc.

2-1-5 Atago, Minato-ku, Tokyo

For FRONTEO:

Masahiro Morimoto

Representative Director & President

FRONTEO, Inc.

2-12-23 Konan, Minato-ku, Tokyo

Exhibit 2

2nd Unsecured Bonds with Convertible Bond Type Stock Acquisition Rights

Summary of Terms and Conditions of Issuance

The terms and conditions as set forth below with respect to the issuance of the Subscription for the 2nd Unsecured Bonds with Convertible Bond Type Stock Acquisition Rights on December 1, 2016 was approved at the Board of Directors of FRONTEO, Inc. on November 14, 2016

1. Description of Subscription Bonds

2nd Unsecured Bonds with Convertible Bond Type Stock Acquisition Rights to be issued by FRONTEO, Inc. to be referred to as “Warrant Bonds” or “Securities”, and are comprised of “the Bonds” and “Warrants or Stock Acquisition Rights”

2. Total amount of Subscription Bonds	Japanese Yen 2,500,000,000 at face value
3. Amount of Each Subscription Bonds	Japanese Yen 62,500,000 each
4. Amount of Each Subscription Bonds to be Paid	Japanese Yen 62,500,000 (par value 100 yen)
5. Amount of Each Warrants to be Paid	To exchange Warrants, no cash payment required
6. Hard copy certificate of Warrant Bonds	Hard copy certificate of Warrant Bonds will not be issued
7. Interest Rate	No interest
8. Date of Subscription	December 1, 2016
9. Place of Subscription	FRONTEO’s Administration Division
10. Payment Date of Bonds	December 1, 2016
11. Date of Allotment of Stock Acquisition Rights	December 1, 2016
12. Method of Subscription	By Third-Party Allotment, the entire Stock Acquisition Rights to be allotted to Whiz Healthcare Japan 2.0 Investment Limited Partnership
13. Security and Guarantee	No security interest and guarantee attached to the Stock Acquisition Rights, and no assets reserved for the Stock Acquisition Rights
14. Bond Administrator Not Established	Bond Administrator is not established as Warrants satisfies the requirements of the Provisions to Article 702 and Article 169 of Ordinance for Enforcement of the Companies Act.
15. Special Requirements for Financial Matters	(1) Restriction of collateral offered - Subsequent to an issuance of Warrant Bond, if FRONTEO were to issue another Convertible Bonds with Stock Acquisition Rights in Japan (as defined in Article 2, Paragraph 22 of the Companies Act, and Article 1, Paragraph 3 related to exercising Stock Acquisition Rights), FRONTEO will set up the same level of the security interest of the unredeemed balance of the Bonds in accordance with the Companies Act and Secured Bonds Trust Act. Furthermore, FRONTEO will promptly and properly register and make the publicly announcement in accordance with the provision of Article 41, Paragraph 4 of Secured Bonds Trust Act.

(2)  Other provision - Other than the above, no special requirements for financial matters attached to Warrants

16. Method of Redemption

(1)  The Bonds will mature on November 29, 2019 (Redemption Period) and to be redeemed at Par Value of Japanese Yen 100

(2)  For the period from December 2, 2016 to November 28, 2018, FRONTEO if it chooses to make advance redemption to the holders of Warrant Bonds (Bond Holders) by notifying in writing at least one month advance, FRONTEO may make advanced redemption, partially or entirely as follows:

a.   January 4, 2017 - November 30, 2017: 100.5%

b.   December 1, 2017-November 30, 2018: 101.0%

c.   December 1, 2018-November 28, 2019: 101.5%

(3)  Bond Holder has the right to redeem partially or entirely at Par Value multiplied by 110.0%, subsequent to the issuance of Warrant Bonds, if so chooses, by notifying in writing 15 business date prior to redemption date (one day prior to Redemption Period).

(4)  In the event the date of redeeming Warrant Bonds falls under bank holiday, the redemption date will be one prior business date of bank.

17. Special Provision on Forfeiture of Benefit of Time

In the following cases FRONTEO (“the Company”) will lose the benefit of time with respect to the Bonds, in which case the Company will immediately make a public announcement to the Bond Holders:

(1)  The Company is in violation of Article 15, Paragraph 1 or Article 16 of Terms and Conditions of Issuance and unable to perform as stipulated within thirty (30) days

(2)  The Company forfeits the benefit of time of other bonds or unable to repay when becomes due.

(3)  When the Company forfeits the benefit of time with respect to its loan liability excluding the Bonds, or the Company is unable to perform duty regarding its guaranteed liability of external bonds or other loan liability if more than Japanese Yen 100,000,000.

(4)  The Company enters plea of bankruptcy proceeding, civil rehabilitation proceeding, receivership proceeding or special liquidation proceeding, or the Company’s dissolution resolved by the Board of Directors (except when, as a result of a new merger or an absorption type merger, the responsibility arising from Warrant Bonds is transferred to the new company or the surviving company.)

(5)  The Company receives a decision to commence bankruptcy proceeding, civil rehabilitation proceeding, receivership proceeding or an order to commence special liquidation.

(6)  When a compulsory execution, temporary seizure or provisional disposition of the Company’s assets indispensable to operate its business occurred, when a plea to auction (including public auction) is entered or attached as a result of disposition for failure to pay, or when other reason that causes to impair the credibility of the Company.

18. Number of Warrants related to the Bonds	Total number of Warrants to be issued is 40 units, and each Bond has one unit of Warrant.
19. Contents of Warrants

The type of stock is the Company’s common stock.  Upon exercising Warrant, the Company will issue new shares of common stock. The number of the Company’s common stock to be issued or disposed of will be based on the total amount of the Bonds associated with Warrants and its conversion price. Adjusted conversion price will be used based on the formula. Less than one share is rounded off to the nearest one share, and there will be no cash adjustment to the fractional share.

Conversion Price

Conversion price is Japanese Yen 813 per share to arrive at the number of common stock to be issued upon exercising Warrant.

Adjustment to conversion price

The Company will adjust the conversion price based on the formula below in the event a change in the number of Company’s outstanding common stock is to occur or a possibility of change to occur.

Conversion price adjustment formula

Conversion price adjustment formula will be used when new common stock is issued at less than market value. The adjusted conversion price is determined subsequent to payment date.

Delivery method

The Company will notify the records of Warrant

exercise and related common stock to transfer agents who handle our common stock in accordance with Article 130, paragraph 1 of Ordinance and other related regulations.

Location to request Warrant exercise

FRONTEO, Inc., Administration Division

2-12-23 Konan, Minato-ku, Tokyo

Conversion price adjustment formula
Conversion Price after adjustment	=	Conversion Price before adjustment	×	Number of issued shares +	Number of newly issued shares × amount paid per share
Market price per share
Number of issued shares + Number of newly issued shares
Number of shares formula
Number of shares	= Conversion Price before adjustment	-	Conversion Price after adjustment	x	Number of newly issued shares during the period based on conversion price before adjustment
Exercise price after adjustment

20. Administrator of Redemption Payment	FRONTEO, Inc. Administration Division 2-12-23 Konan, Minato-ku, Tokyo
21. Method of Public Notice

In compliance with the Company’s Articles of Incorporation, the Company will make a public notice to Bond Holders. In lieu of a public notice, the Company may choose to notify each Bond Holder of the meeting in writing.

22. Bond Holders Meeting

The Company will convene Bond Holder Meeting in Tokyo which will be notified three weeks in advance via public notice in accordance with Article 719 of the Companies Act. Bond Holders who own 10% or more of the total value of the Bonds (after redemption) is entitled to submit the Company the purpose and reason of the meeting in writing.

23. Payment of Expenses	The Company will bear the expenses relating to preparation for public notices and Bond Holder meetings.
24. Limitation of Assignment	Assignment of Warrant Bonds will require a resolution by the Board of Directors of FRONTEO.
25. Other Matters

Other requirements for the issuance of Warrant Bonds that may arise will be at the discretion of Representative Director and President; the issuance of Warrant Bonds is conditional per Financial Instruments and Exchange Act; in the event the Companies Act or other rules and regulations are amended, the Company will take necessary measures to modify or replace applicable section of Terms and Conditions of Issuance.

  End

Exhibit 5.1

Representations and Warranties by Whiz

(1)	Establishment and existence

Whiz is a corporation which was lawfully and validly established and lawfully and validly exists in accordance with the laws of Japan. The Investor is an investment limited partnership which was lawfully and validly formed and lawfully and validly exists in accordance with the laws of Japan. Whiz has authority and capacity necessary for executing and performing this Agreement and the Investor has authority and capacity necessary for performing the transactions contemplated in this Agreement.

(2)	Execution and performance of this Agreement

For the execution and performance by Whiz of this Agreement Whiz and the Investor each have completed by the required time all the procedures which are required under the law, regulation, adjudication or legal disposition applicable to themselves (the “Laws, Regulations, Etc.”) or by their articles of incorporation or other internal regulations or by an agreement signed with a third party which is binding to themselves or their property (meaning all legally binding agreements whether verbal or written, which hereinafter shall be referred to as “Other Agreements”).

(3)	Nonexistence of conflict with Laws, Regulations, Etc.

The execution and performance by Whiz of this Agreement is not in breach of, or in conflict with, the Laws, Regulations, Etc. applicable to Whiz or the Investor, or their articles of incorporation or other internal regulations, or any Other Agreements entered into with a third party which are binding to themselves or their property.

(4)	Enforceability

This Agreement is lawfully and validly executed by Whiz, whereupon pursuant to its terms this Agreement constitutes Whiz’ lawful, valid and legally binding obligations, which are enforceable to Whiz subject to each of the terms set forth therein except where they are restricted in accordance with the Bankruptcy Act, Civil Rehabilitation Act, Corporate Reorganization Act or other similar Laws, Regulations, Etc. which are generally applicable to creditors’ rights.

(5)	Permits and licenses

For the execution and performance by Whiz of this Agreement Whiz or the Investor is not required to obtain any permit, license, approval, consent, etc., from any government office or public agency or to submit to such office or agency any notification, report or other document.

(6)	Antisocial forces

There exists no financial or other relationship, whether direct or indirect, between Whiz, its officers, employees and contributors, the Investor and its contributors (hereinafter collective referred to as “Whiz, Etc.”) and any antisocial forces. Whiz, Etc. does not at present, and will not in the future, provide any fund of whatever name to, or engage in any transaction with, any antisocial forces. Whiz does not have, nor will have in the future, any officer elected or any employee hired who belongs to, or is closely related to, any antisocial forces. No antisocial forces are currently, or in the future will be, involved in the management of Whiz, at which there exists no fact which is reasonably predicted to cause any such antisocial forces to be involved in its management.

(7)	Solvency

As of the Date of Issuance the Investor has a necessary and sufficient financial ability to carry out its subscription for the Securities.

(8)	Personal information, other confidential information

Without good reason Whiz has never disclosed or divulged personal information or other confidential information it has obtained in the course of business. Whiz appropriately manages and controls such information.☐

End

Exhibit 5.2

Representations and Warranties by FRONTEO

(1)	Establishment and existence

FRONTEO is a corporation which was lawfully and validly established and lawfully and validly exists in accordance with the laws of Japan. FRONTEO has authority and capacity necessary for executing and performing this Agreement. EvD, Inc. and TechLaw Solutions, Inc. each were lawfully and validly established in accordance with applicable laws and regulations.

(2)	Execution and performance of this Agreement

For its execution and performance of this Agreement FRONTEO has completed by the required time all the procedures which are required under the applicable Laws, Regulations, Etc., its articles of incorporation or other internal regulations, or Other Agreements entered into with a third party which is binding to FRONTEO or its property.

(3)	Nonexistence of conflict with Law, Regulation and Other

The execution and performance by FRONTEO of this Agreement is not in breach of or in conflict with Laws, Regulations, Etc., applicable to FRONTEO, its articles of incorporation or other internal regulations, or any Other Agreements, with any third party which are binding to FRONTEO or its property.

(4)	Enforceability

This Agreement is lawfully and validly executed by FRONTEO, whereupon pursuant to the terms set forth therein this Agreement constitutes FRONTEO’s lawful, valid and legally binding obligations, which are enforceable to FRONTEO subject to the terms set forth therein except where they are restricted in accordance with the Bankruptcy Act, Civil Rehabilitation Act, Corporate Reorganization Act or other similar Laws, Regulations, Etc. which are generally applicable to creditors’ rights.

(5)	Permits and Licenses

Except for the disclosures to be made in accordance with the statement of registration of financial statements which are submitted to the competent local Financial Bureau for the issuance of the Securities, the regulations of Tokyo Stock Exchange, Inc. and U.S. laws (if any), for it execution and performance of this Agreement FRONTEO is not required to obtain any permit, license, approval, consent, etc., from any government office or other public agency or to submit to such office or agency any notification, report or other document (except relating to FRONTEO’s future business). FRONTEO validly obtained and maintains all such licenses, permits and approvals necessary for its business, validly made necessary registrations and notifications (including, but not limited to, those required under the Survey Act or the Travel Agency Act (Law No. 239 of 1952 including subsequent revisions) (the “Permits and Licenses” in this Article). All the Permits and Licenses validly exist. No violation by FRONTEO of any law or regulation or other cause or event has arisen which can reasonably be predicted to become a cause for restriction, change or extinguishment of the Permits and Licenses. No administrative procedures are pending which may reasonably be predicted to result in a restriction, change or extinguishment of the Permits and Licenses. The execution and performance of this Agreement does not constitute a cause for restriction, change, revocation or invalidation of the Permits and Licenses.

(6)	U.S. Securities Act

(i)

FRONTEO has never engaged in efforts for sales of the Securities for the United States (as defined in the Regulation S under the U.S. Securities Act of 1933 (including subsequent revisions), hereinafter referred to as the “U.S. Securities Act”), and is a “foreign issuer” as defined in the Regulation S.

(ii)

As of the date of this Agreement (a) there exists no substantial U.S. market interest in the Securities as defined in Rule 902 (j) of the U.S. Securities Act, or (b) the Securities are offered for sale and sold only in Japan targeted at residents in Japan and conform to the domestic laws and common practices of Japan (referring to those related to acts and documentation).

(7)	Related-party transaction

No contractual or debt-credit relationships exist between FRONTEO Entities and the company where any of FRONTEO Entities’ directors or auditors becomes a shareholder, director or auditor.

(8)	FRONTEO’s shareholder structure and other matter

(i)

As of the Date of Execution FRONTEO has 72,000,000 shares authorized for issuance in total consisting only of common shares, of which FRONTEO has lawfully and validly issued so far 35,904,360 shares, all of which exist validly.

(ii)

There exists no security or other right which shall cause FRONTEO to issue any equity warrants or warranty bonds or otherwise issue any new shares (“Potential Shares”) and there exists no agreement, arrangement or resolution which relates to the issuance or grant of such warrants, bonds or shares except for those granted under the terms hereof. Neither exists a right which demands that FRONTEO acquire or retire the whole or a part of its issued shares or Other Agreements or FRONTEO’s resolution which obligates FRONTEO to make such acquisition or retirement except for those granted under the terms hereof.

(9)	Financial statements

FRONTEO’s financial statements for the business year between April 1, 2013 and March 31, 2014, for the business year between April 1, 2014 and March 31, 2015, and for the business year between April 1, 2015 and March 31, 2016, and for the period between April 1, 2016 and September 30, 2016 (the “Financial Statements”) were prepared in accordance with the corporate accounting standards which are generally accepted as fair and appropriate in Japan, and appropriately and correctly represent FRONTEO’s financial condition and business performance as of the record date, record year or record period which served for their preparation. Except for those which were granted under the terms hereof or which were disclosed or provided for in the Financial Statements or which arose in the course of normal business operations on or after March 31, 2016 (the “Record Closing Date”) FRONTEO bears no liability, obligation or responsibility (including but not limited to the responsibility for liability for compensation of damages (whether due to default on obligations or to a tort), guarantee obligations, tax obligations, other off-balance-sheet obligations, potential or contingent obligations). The statements of registration of financial statements which were submitted by FRONTEO or the documents which were prepared or published by FRONTEO under Laws, Regulations, Etc. during the past three years are true and correct in all material points, are free from misleading representations and are not lacking in any facts that are necessary for avoiding misunderstandings.

(10)	Non-existence of change

There exists no event, which is not stated in the Financial Statements and which, on or after the Record Closing Date, will, or is reasonably predicted to, cause a material adverse effect on FRONTEO Entities’ assets, liabilities, business, financial condition, business performance or future earnings plan (including, but not limited to, the possibility of FRONTEO Entities’ key officers or employees resigning). Further, FRONTEO Entities have not disposed of any material property or changed its accounting standards or performed any act which may give rise to a liability burden beyond the scope of its normal business or cause a material adverse effect on its assets, liabilities, business, financial condition, business performance or future earnings plan.

(11)	Assets

(i)

FRONTEO Entities hold a valid, perfected, sole, complete title or a leasehold right to material immovable and movable properties which are necessary for running the present business and which are not mortgaged, pledged, hypothecated by way of assignment or otherwise hypothecated (being, however, subject to a statutory lien which arises in the normal course of business) or which are free from other legal burdens which restrict FRONTEO Entities’ use, profit or disposal. Such assets are usable without any problem in the business where they are used and are appropriately maintained and repaired except relating to usually and customarily permitted wear and tear.

(ii)

FRONTEO Entities validly hold all intellectual property rights and other rights that are necessary for running its present business (including those rights not registered yet as well as trademarks, service marks, patent rights, copyrights, trade secrets, technologies, know-how and customer information, licenses and other rights for their use or working, as well as all other intangible assets, which are hereinafter collectively referred to as “Intellectual Property Rights and Other Rights”) and are appropriately taking all measures necessary for their maintenance and management including payment of fees for their registration and therefore there exists no burden such as a pledge, hypothecation by way of assignment, other hypothecation or any burden which limits the execution of its business in the manner currently practiced by FRONTEO Entities. There exists no cause or fact either which gives rise to or is reasonably predicted to give rise to a dispute over the ownership of the Intellectual Property Rights and Other Rights or the exercise of rights thereto between FRONTEO Entities and the other party to the joint development agreement, nor exists a cause or fact which is reasonably predicted to prevent the ownership or use of the Intellectual Property

Rights and Other Rights such as an allegation by a third party of a right infringement. FRONTEO Entities are not in infringement of any intellectual property right of a third party.

(iii)

FRONTEO (i) lawfully and validly acquired all of the shares issued by EvD, Inc. as of July 31, 2015 in accordance with the applicable law, (ii) lawfully and validly acquired all of the shares issued by TechLaw Solutions, Inc. as of August 28, 2014 in accordance with the applicable law, and (iii) as of the Date of Execution and the Date of Issuance lawfully and validly holds all of the shares issued by FRONTEO USA, Inc. (“FRONTEO USA”) (“FRONTEO USA Shares”) and therefore is the actual and registered holder of FRONTEO USA Shares. As of the Date of Execution and the Date of Issuance FRONTEO USA lawfully and validly holds all of the shares issued by FRONTEO Government Services, Inc. (“FRONTEO GS”) (“FRONTEO GS Shares”) and therefore is the actual and registered holder of FRONTEO GS Shares.

(12)	Liabilities

FRONTEO Entities are not a party to any guarantee agreement, guarantee promise, letter of management guidance commitment, loss compensation agreement, damage coverage agreement, or to any other agreement which pays for, guarantees payment for, compensates for, or provides coverage for, a third party’s obligation or loss.

(13)	Agreements

(i)

Each of the important agreements, to which FRONTEO Entities are a party (“Important Agreement”) has all FRONTEO Entities’ necessary internal procedures performed including the resolutions to be taken by its board meeting, was lawfully and validly executed by individuals at FRONTEO Entities who have the power and authority necessary for such execution, lawfully and validly exists, and, except where restricted on the basis of the Bankruptcy Act, Civil Rehabilitation Act, Corporate Reorganization Act or other similar laws or regulations (including foreign laws and regulations) which apply to creditors’ rights, constitutes each party’s lawful, valid and legally binding obligations, which are enforceable to the party in accordance with the applicable terms set forth therein. There exists no dispute between FRONTEO Entities and the other party or any other related party relating to such Important Agreement nor exists any fact that is reasonably predicted to give rise to any such dispute. Neither FRONTEO Entities nor the other party to such Important Agreement is in breach of its obligations thereunder and FRONTEO Entities have not been notified by the other party of a claim alleging the invalidity of such agreement or demanding revocation or withdrawal thereof, or a refusal of renewal thereof, or a proposal for rescission or termination thereof. In such Important Agreement, the execution or performance of this Agreement or a change in FRONTEO’s shareholder structure resulting from such execution or performance shall not constitute a cause for its modification, rescission or termination or a cause that requires notice, reporting or notification to be made to the other party thereto or a cause for an acceleration clause applicable to the obligations thereunder.

(ii)

There exists no Other Agreements to which FRONTEO Entities are a party and which substantially prohibits FRONTEO Entities from performing, or significantly restricts FRONTEO Entities in performing, their business in the same manner that FRONTEO Entities employed before the Date of Execution. The execution or performance by FRONTEO Entities of this Agreement does not cause any significant burden or constraint on FRONTEO Entities’ business or property or a material adverse effect on FRONTEO Entities’ business, financial position or relations with customers.

(iii)

The insurance contracts currently held by FRONTEO Entities were lawfully and validly entered into with insurance companies and are in full force and effect, and provide coverage for reasonable risks owed by those who engage in a type of business similar to the business engaged in by FRONTEO Entities and will continue to be in full force and effect after the performance of this Agreement. FRONTEO Entities have paid all premiums which have become due and payable and therefore there exists no cause for default on such insurance contracts.

(14)	Personal information, other confidential information

FRONTEO Entities have never disclosed or divulged without good reason any personal information, specific personal information or other confidential information which it has obtained in the course of business, and appropriately controls and manages all such information.

(15)	Officers

FRONTEO Entities have no agreement for compensation, retirement gratuities or other monetary benefits of any name signed with its directors, auditors or other officers (who are not limited to the directors, auditors and other officers existing as of the Date of Execution, “Directors and Other Officers”) except for the compensations which are stipulated in the service agreements (including the Executive Employment Agreement signed as of July 31, 2015 between UBIC, Inc. and its U.S. subsidiary and affiliate and Mr. Alejandrino F. Jimenez) and in FRONTEO Entities’ regulations. There exists no dispute between FRONTEO Entities and Directors and Other Officers or any fact that causes any such dispute to reasonably be predicted to arise. FRONTEO Entities have paid to its present and past Directors and Other Officers all compensation, retirement gratuities, redemption expense and all other obligations owed to them under Other Agreements for appointments, internal regulations or applicable Laws, Regulations, Etc. and have no payment pending. FRONTEO Entities are in no material breach of any of the agreements entered into with its Directors and Other Officers. There exists no Other Agreements signed between FRONTEO Entities and their Directors and Other Officers whereby such Directors and Other Officers acquire any right with respect to FRONTEO or are relieved of any obligation owed thereto on condition that this Agreement is executed or performed or a change occurs in FRONTEO’s shareholder structure because of such execution or performance. FRONTEO Entities have no practice or precedent whereby any amount of money, shares or other property is provided or delivered to any of its Directors and Other Officers upon retirement.

(16)	Employees

There exists no labor union at FRONTEO Entities, which does not have any dispute with their present or past employees (including regular employees, non-regular employees, temporary workers, part-time workers and moonlighters, the same being applicable hereinafter in this Paragraph). There exists no fact either that reasonably and concretely permits any such dispute to be predicted to arise in the future. FRONTEO Entities have no employment-related trouble such as strikes, picketing, suspension of business, sabotage or other similar labor problem or material breach of obligations. FRONTEO Entities have duly paid to all of its past and present employees’ salaries, bonuses, allowances, retirement benefits, redemption expense and all other obligations which shall be payable under employment Other Agreements, working regulations, or applicable laws and regulations, and have no payment pending. With respect to FRONTEO Entities’ employees there exists no payment which is not stipulated in FRONTEO Entities’ working regulations, other internal regulations, employment agreements or collective labor contracts relating to salaries, bonuses, allowances, retirement benefits or other proprietary benefits provided by FRONTEO Entities or which is not customary, nor exists any agreement or obligation related thereto.

(17)	Compliance with Laws, Regulations, Etc.

Except relating to the overtime work in excess of the limits set to monthly overtime work provided for in the labor-management agreement under Article 36 of Labor Standards Act FRONTEO Entities complies with applicable Laws, Regulations, Etc. and is not engaged in any act which is, or is reasonably predicted to be, in breach of such Laws, Regulations, Etc. FRONTEO Entities’ Directors and Other Officers and employees are not in breach of, or in conflict with, any applicable Laws, Regulations, Etc., FRONTEO Entities’ articles of incorporation or other internal regulations or any agreement with a third party that is binding to FRONTEO Entities’ property.

(18)	Dispute

(i)

There exists no lawsuit, arbitration, conciliation, mediation or other judicial, administrative or private dispute settlement procedures which are pending or ongoing in connection with FRONTEO Entities, their assets, liabilities or business nor any fact which is reasonably predicted to have in the future any such dispute settlement procedures pending or ongoing. FRONTEO Entities have had none of its assets subjected to attachment, provisional attachment, provisional disposition, compulsory execution or auction, or has a petition filed against itself for such measure, or finds any fact which is reasonably predicted to give rise to such measure.

(ii)

FRONTEO Entities have no damage claim, injunction claim, complaint or other material claim filed against itself by any trade partner, customer, employee or other third party which will adversely affect its business nor finds any fact which is reasonably and concretely predicted to give rise to any such material claim in the future from a scientific or other perspective.

(19)	Legal insolvency procedure

There exists no petition filed against FRONTEO Entities for institution of legal insolvency proceedings (meaning those defined in Article 14 hereof, but including those applied in foreign countries) or any fact that may cause such proceedings to commence.

(20)	Taxes and public dues

Within the stipulated period FRONTEO Entities have filed a truthful and appropriate tax return with competent tax or other authorities relating to taxes, social insurance premiums, labor insurance premiums and all other taxes and public dues which shall be paid to the state or local governments and therefore is not in arrears with any such item. FRONTEO Entities have not received from competent tax authorities any request for correction of its tax return, or has any correction made thereto, or has been advised of such a decision, each of which should adversely affects its profit, nor has any review or investigation being conducted by competent tax authorities or has any filed appeal or judicial or administrative proceedings pending or has any dispute or difference in opinion explicit between FRONTEO Entities and the competent tax authorities or finds any fact that is reasonably predicted to give rise to such dispute or difference in opinion in the future.

(21)	Antisocial forces

There exists no financial or other relationship, whether direct or indirect, between FRONTEO Entities, their officers and employees (“Relevant FRONTEO Entities Employees”) and any antisocial forces, and Relevant FRONTEO Entities Employees do not provide or will ever provide any fund to, or engage or will ever engage in any transaction with, any antisocial forces on whatever pretext. FRONTEO Entities have, or will have in the future, no officer appointed or employee hired who belongs to, or has close relationships with, any antisocial forces. No antisocial forces are currently or will in the future be involved in FRONTEO Entities’ management and there exists no fact that reasonably permits any antisocial forces to be involved in its management.

(22)	Accuracy of disclosed information

All of the documents, materials and other information (in whatever form) that FRONTEO Entities submitted or presented to Whiz for review in relation to the execution of this Agreement or the issuance of the Securities are true and accurate in all material aspects and are not lacking in any necessary or important information in order not to give rise to any misunderstanding on the part of Whiz and there exists no material fact about FRONTEO Entities which is not disclosed to Whiz.

End

Exhibit 7.1

Acts outside the scope of FRONTEO Entities’ normal business operations

(1)	To establish, modify or repeal articles of incorporation or other important internal regulations.

(2)	To execute, modify, refuse to renew, or terminate an important agreement.

(3)	To acquire or dispose of important assets (including, but not limited to, FRONTEO Entities’ shares) or create a security interest in assets held by FRONTEO Entities.

(4)	To lend money to a third party or subscribe for and acquire bonds or other similar securities issued by a third party.

(5)	To subscribe for and acquire shares or other ownership (including interests which can be converted or changed into such shares or ownership) issued by a third party.

(6)	To borrow from a third party, provide guarantee for a third party’s obligation or otherwise owe debts.

(7)	To waive any important right.

(8)

To increase compensation paid to directors, auditors, other officers, employees, representatives or advisers (except a minor increase in an amount not exceeding thirty million yen) or introduce significant changes in the working conditions applied to employees.

(9)	To introduce a significant change into accounting policies or practice or the business year.

(10)	To elect, appoint or dismiss directors, auditors or other officers or employ or dismiss important employees.

(11)	To increase or decrease capital or reserves.

(12)

To conduct a reorganization (including a merger whereby FRONTEO becomes the non-surviving company, a stock exchange or transfer whereby FRONTEO becomes a wholly-owned subsidiary of another company, or absorption-type split or incorporation-type split).

(13)	To distribute earned surplus as dividends or otherwise dispose of them.

(14)	To issues shares, dispose of treasury shares, issue potential shares, dispose of FRONTTEOs’ own equity warrants, acquire or retire treasury shares or FRONTTEOs’ own equity warrants.

(15)	To conduct a stock split or reverse stock split.

(16)	To conduct a significant change of business, assign the whole or a substantial part of its business to another, or receive an assignment from another the whole or a substantial part of its business.

(17)

To file an important lawsuit, institute important proceedings, end a lawsuit which has a material effect on FRONTEO Entities’ business via reconciliation or any means other than judgment, decide an important policy relating to any lawsuit or similar proceedings.

(18)	Other matters, besides those set forth in Items above, which require a resolution of FRONTEO Entities board meeting pursuant to its internal regulations or applicable laws or regulations.

End